Exhibit 99.1

News Release

Contact:
Investors	Media
Greg Ketron	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

October 17, 2006

SunTrust Reports Third Quarter 2006 Earnings

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) today reported net income for the third quarter of 2006 of $535.6 million, up 5% from $510.8 million in the third quarter of 2005. Net income per average common diluted share was $1.47, up 5% from $1.40 in the third quarter of 2005.

“Despite a challenging environment, which included a flat to inverted yield curve throughout the quarter, we were able to post solid results. We undertook a number of initiatives this quarter that, combined with our intense sales focus, strong credit quality and diversified business model, should provide momentum going into 2007,” L. Phillip Humann, Chairman and Chief Executive Officer of SunTrust noted. Despite strong year-over-year loan growth, the rate of revenue growth was slower than in prior quarters due to the challenging operating environment. The Company was able to offset the slower revenue growth by reducing the rate of expense growth through effective cost control initiatives, posting lower loan provision expense that resulted from improved credit loss experience, and realizing a lower provision for income taxes.

Third Quarter 2006 Consolidated Highlights

	3rd Quarter 2006	3rd Quarter 2005	% Change
Income Statement
(Dollars in millions, except per share data)
Net income	$535.6	$510.8	5%
Net income per average common diluted share	1.47	1.40	5%
Revenue – fully taxable-equivalent	2,032.8	2,008.1	1%
Noninterest expense	1,205.5	1,177.1	2%
Balance Sheet
(Dollars in billions)
Average loans	$120.7	$110.8	9%
Average consumer and commercial deposits	97.6	94.1	4%
Asset Quality
Net charge-offs to average loans (annualized)	0.12%	0.27%
Nonperforming loans to total loans	0.48%	0.29%

Third Quarter 2006 Consolidated Highlights, continued

•	Net income and net income per diluted share both increased 5% from the third quarter of 2005, driven by improved expense control, better credit loss experience as evidenced by lower loan provision expense and realizing a lower provision for income taxes.

•	Fully taxable-equivalent revenue increased 1% from the third quarter of 2005. Noninterest income growth was 3% and fully taxable-equivalent net interest income was nearly unchanged.

•	A significant portion of the increase in noninterest income resulted from a $113 million gain, net of related expenses, on the sale of the Bond Trustee business. The Company also restructured part of the investment portfolio in the third quarter, accounting for substantially all of the $92 million in security losses reported for the quarter. Growth in card fees, trust and investment management income, and retail investment services income also contributed to the growth.

•	Effective cost control initiatives helped noninterest expense decline by 3% on a sequential annualized basis compared to the second quarter of 2006. Noninterest expense was up 2% from the third quarter of 2005.

•	Total average loans increased 9% and total average consumer and commercial deposits increased 4% from the third quarter of 2005.

•	Annualized net charge-offs were 0.12% of average loans in the third quarter of 2006, down from 0.27% of average loans in the third quarter of 2005, a continuation of the historically low credit loss trend.

•	Provision expense of $62 million exceeded net charge-offs of $36 million by $26 million in the third quarter of 2006.

•	Nonperforming loans to total loans increased from 0.29% as of September 30, 2005 to 0.48% as of September 30, 2006, mainly due to the previously disclosed large commercial loan being placed on nonperforming status during the third quarter.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,032.8 million for the third quarter of 2006, up 1% from the third quarter of 2005. On a sequential annualized basis, fully taxable-equivalent revenue decreased 6% in the third quarter of 2006 from the second quarter of 2006.

For the nine months ended September 30, 2006, fully taxable-equivalent revenue was $6,149.1 million, up 6% from $5,804.5 million for the same period in 2005.

Net Interest Income

Fully taxable-equivalent net interest income was $1,173.9 million in the third quarter of 2006, nearly unchanged from the third quarter of 2005. The lack of growth was mainly the result of the flat to inverted yield curve that has persisted over this timeframe, as well as the continued shift in deposit mix away from lower-cost deposit products to certificates of deposit. On a sequential annualized basis, fully taxable-equivalent net interest income decreased 5% in the third quarter of 2006 from the second quarter of 2006 for similar reasons. The net interest margin of 2.93% for the third quarter of 2006 was down 7 basis points from the second quarter of 2006. The margin decline was mainly attributable to the continued shift in deposit mix towards higher cost products and the negative impact the flat to inverted yield curve has had on the spread between incremental earning asset growth and the increased cost of funding the growth.

For the nine months ended September 30, 2006, fully taxable-equivalent net interest income was $3,563.3 million, up 3% from $3,447.4 million for the same period in 2005. Loan growth was the main factor driving the increase.

Noninterest Income

Total noninterest income was $858.9 million for the third quarter of 2006, up 3% from the third quarter of 2005. A significant portion of the increase resulted from the $113 million gain, net of related expenses, on the sale of the Bond Trustee business. The Company also restructured a portion of the investment portfolio in the third quarter of 2006 that accounted for substantially all of the $92 million in securities losses for the quarter. Growth in card fees, trust and investment management income and retail investment services income was offset primarily by declines in trading account profits and commissions, investment banking income, other charges and fees and service charges on deposit accounts. The increase in mortgage servicing-related income experienced during the third quarter is an indication of the increased income created from a larger servicing portfolio and the realization of the value embedded in the mortgage servicing rights through the sale of a portion of the servicing rights that resulted in a $23.9 million gain. On a sequential annualized basis, noninterest income decreased 8% in the third quarter of 2006 from the second quarter of 2006. Aside from the aforementioned net gain on the sale of the Bond Trustee business and the securities losses incurred by the investment portfolio restructuring, the decrease was driven mainly by a decline in trading account profits and commissions and investment banking income, offset by increases in other noninterest income, card fees and service charges on deposits.

For the nine months ended September 30, 2006, noninterest income was $2,585.8 million, up 10% from $2,357.1 million for the same period in 2005. Aside from the aforementioned net gain on the sale of the Bond Trustee business and the securities losses incurred by the investment portfolio restructuring, the growth was driven mainly by mortgage-related income, card fees, trust and investment management income and retail investment services income.

Noninterest Expense

Total noninterest expense in the third quarter of 2006 was $1,205.5 million, up 2% from the third quarter of 2005. The increase in expense reflects certain investments in revenue producing divisions of the Company, including the addition of offices and employees and investment in the infrastructure of the organization to gain greater efficiencies in the future. These increases were offset by lower amortization of intangible assets, impairment charges on affordable housing properties, and no merger expense incurred in 2006. On a sequential annualized basis, noninterest expense declined 3% in the third quarter of 2006 from the second quarter of 2006. The decrease largely resulted from a decline in employee compensation and benefits and marketing and customer development expenses, offset by net occupancy, equipment and other expenses.

For the nine months ended September 30, 2006, total noninterest expense was $3,646.1 million, up 5% from $3,483.8 million for the same period of 2005. The factors causing this increase were similar to those noted for the third quarter growth over the same quarter of the previous year with the exception of lower equipment expense, higher marketing and customer development expense, and no merger expense incurred in 2006.

Balance Sheet

As of September 30, 2006, SunTrust had total assets of $183.1 billion. Shareholders’ equity of $18.6 billion as of September 30, 2006 represented 10% of total assets. Book value per common share was $49.71 as of September 30, 2006, up from $47.85 as of June 30, 2006.

Loans

Average loans for the third quarter of 2006 were $120.7 billion, up 9% from the third quarter of 2005. The rate of growth was slowed by the sale of approximately $3 billion in residential real estate and student loans late in the second and early in the third quarters of 2006. Areas contributing to the strong loan growth were residential real estate, real estate construction, commercial and home equity lines. On a sequential annualized basis, average loans grew 2% in the third quarter of 2006 from the second quarter of 2006. The aforementioned sale of loans substantially slowed the growth rate between quarters. Areas contributing to the loan growth were similar to those noted for the third quarter growth over the same quarter of the previous year with the exception of residential real estate due to the impact of the loan sales.

Deposits

Average consumer and commercial deposits for the third quarter of 2006 were $97.6 billion, up 4% from the third quarter of 2005. On a sequential annualized basis, average consumer and commercial deposits grew 2% compared to the second quarter of 2006. The growth in deposits both year-over-year and on a sequential annualized basis was driven by growth in certificates of deposit. Given market conditions and the higher rate environment, customer preference is for higher-yielding products, which is reflected in the continued deposit mix shift toward higher-rate products, such as certificates of deposit. Furthermore, the third quarter is typically the slowest growth quarter of the year due to seasonality. The Company continues to pursue deposit growth initiatives aimed at product promotions, as well as increasing our presence in specific markets within our footprint.

Asset Quality

Annualized net charge-offs in the third quarter of 2006 were 0.12% of average loans, up from 0.10% in the second quarter of 2006 and down from 0.27% in the third quarter of 2005. Net charge-offs were $36.1 million in the third quarter of 2006 compared to $29.1 million in the second quarter of 2006 and $76.7 million in the third quarter of 2005. Nonperforming assets were $633.8 million, or 0.52% of loans, other real estate owned and other repossessed assets as of September 30, 2006 compared to $369.8 million, or 0.31% of loans, other real estate owned and other repossessed assets as of June 30, 2006. The increase in nonperforming assets from the second quarter of 2006 was mainly driven by the previously disclosed large commercial loan being placed on nonperforming status during the third quarter.

The allowance for loan and lease losses increased $25.5 million to $1,087.3 million as of September 30, 2006 from $1,061.9 million as of June 30, 2006 primarily due to the build-out of the specific reserve allocated to the large commercial loan placed on nonperforming status during the third quarter. Provision expense increased from $51.8 million in the second quarter of 2006 to $61.6 million in the third quarter of 2006. The allowance for loan and lease losses as of September 30, 2006 represented 0.90% of period-end loans, up two basis points from 0.88% of period-end loans as of June 30, 2006. The allowance for loan and lease losses as of September 30, 2006 represented 186% of period-end nonperforming loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Retail

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$189.7	$169.7	12%
Revenue - fully taxable-equivalent	860.2	819.2	5%
Average total loans	30,832.2	30,846.4	0%
Average total deposits	69,660.0	65,861.2	6%

Three Months Ended September 30, 2006 vs. 2005

Retail’s net income for the third quarter of 2006 was $189.7 million, an increase of $19.9 million, or 12%. The increase was primarily the result of deposit growth, widening deposit spreads and lower net charge-offs partially offset by higher noninterest expense.

Fully taxable-equivalent net interest income increased $34.1 million, or 6%. The increase was attributable to deposit growth and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases as well as the increasing value of lower cost deposits in a higher rate environment. Average loans decreased $14.1 million, or 0%, while average deposits increased $3.8 billion, or 6%. The loan decrease was driven primarily by student loan sales, which totaled approximately $3.0 billion since September 30, 2005, and a decline in consumer indirect loans partially offset by growth in home equity loans and lines. Deposit growth was driven primarily by certificates of deposit while money market and NOW accounts drove the increase in spreads.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $10.0 million, or 27%, primarily due to a decline in consumer indirect net charge-offs.

Total noninterest income increased $6.9 million, or 3%. The increase was driven primarily by interchange income due to increased volumes and gains on student loan sales.

Total noninterest expense increased $23.0 million, or 4%, from the third quarter of 2005. The increase was driven primarily by increases in personnel expense and operation costs related to investments in the branch distribution network and technology. 52 net new branches have been added over the past year.

Nine Months Ended September 30, 2006 vs. 2005

Retail’s net income for the nine months ended September 30, 2006 was $583.0 million, an increase of $104.9 million, or 22%. The increase was primarily the result of loan and deposit growth and widening deposit spreads, lower net charge-offs and higher noninterest income partially offset by higher noninterest expense.

Fully taxable-equivalent net interest income increased $173.5 million, or 11%. The increase was attributable to loan and deposit growth and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases as well as the increasing value of lower cost deposits in a higher rate environment. Average loans increased $715.1 million, or 2%, and average deposits increased $4.0 billion, or 6%. The loan growth was driven by home equity loans and lines offset by student loan sales. Deposit growth was driven primarily by certificates of deposit while money market and NOW accounts drove the increase in spreads .

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $33.6 million, or 34%, primarily due to a decline in consumer indirect net charge-offs.

Total noninterest income increased $37.5 million, or 5%. The increase was driven primarily by interchange income due to increased volumes, ATM fees and gains on student loan sales.

Total noninterest expense increased $88.1 million, or 6%. The increase was driven by increases in personnel expense and operation costs related to investments in the branch distribution network and technology.

Commercial

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$108.7	$90.4	20%
Revenue - fully taxable-equivalent	303.3	296.7	2%
Average total loans	32,888.3	30,978.1	6%
Average total deposits	13,583.3	13,195.1	3%

Three Months Ended September 30, 2006 vs. 2005

Commercial’s net income for the third quarter of 2006 was $108.7 million, an increase of $18.3 million, or 20%. The increase was driven primarily by loan and deposit growth and lower net charge-offs.

Fully taxable-equivalent net interest income increased $8.2 million, or 4%. The increase was attributable to increased loan and deposit growth. Average loans increased $1.9 billion, or 6%, with the strongest growth in construction lending. Average deposits increased $388.1 million, or 3%, driven by an increase in institutional and government deposits partially offset by decreases in demand deposits and money market accounts.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $13.8 million, or 89%. The decrease was driven primarily by lower net charge-offs in the Core Commercial and Real Estate Finance Group (“REFG”) sub-lines of business.

Total noninterest income decreased $1.7 million, or 2%. The decrease resulted from lower sales and referral credits and trading account profits and was partially offset by increases in deposit sweep income and other income in affordable housing.

Total noninterest expense decreased $7.3 million, or 4%. A decrease in affordable housing expense was in part offset by an increase in personnel expense.

Nine Months Ended September 30, 2006 vs. 2005

Commercial’s net income for the nine months ended September 30, 2006 was $325.3 million, an increase of $43.2 million, or 15%. The increase was driven primarily by net interest income and noninterest income growth and lower net charge-offs, partially offset by higher noninterest expenses.

Fully taxable-equivalent net interest income increased $44.7 million, or 7%. The increase was driven primarily by loan growth and increased deposit spreads. Average loans increased $1.7 billion, or 6%, with the strongest growth in construction lending. Average deposits increased $363.8 million, or 3%, driven by an increase in institutional and government deposits and partially offset by decreases in demand deposits and money market accounts.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $11.1 million, or 61%. The decrease was driven primarily by lower net charge-offs in the Core Commercial and REFG sub-lines of business.

Total noninterest income increased $16.8 million, or 9%. The increase resulted from higher affordable housing revenues, sweep income and sales and referral credits.

Total noninterest expense increased $17.4 million, or 4%. Increases in personnel expense and operations cost were in part offset by a decrease in affordable housing expense.

Corporate and Investment Banking

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$52.7	$63.1	(16)%
Revenue - FTE	198.8	237.7	(16)%
Average total loans	16,793.3	15,959.9	5%
Average total deposits	2,903.1	3,134.8	(7)%

Three Months Ended September 30, 2006 vs. 2005

Corporate and Investment Banking’s net income for the third quarter of 2006 was $52.7 million, a decrease of $10.4 million, or 16%. The decrease, driven by narrowing corporate banking loan spreads and lower capital markets income, was slightly offset by a decrease in noninterest expense.

Fully taxable-equivalent net interest income decreased $14.0 million, or 21%. The decrease was primarily due to narrowing corporate banking loan spreads. Average loans increased $833.4 million, or 5%, driven by increased usage of committed facilities.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $12.2 million, or 68%.

Total noninterest income decreased $24.9 million, or 15%. Increased operating lease revenue, along with stronger M&A advisory fees and merchant banking gains, were offset by lower derivative revenue as well as weaker performance due to deal timing in structured leasing and syndications.

Total noninterest expense decreased $9.5 million, or 8%. Lower personnel expense associated with the decreased capital markets revenue growth was the primary driver.

Nine Months Ended September 30, 2006 vs. 2005

Corporate and Investment Banking’s net income for the nine months ended September 30, 2006 was $186.8 million, a decrease of $18.6 million, or 9%. Adjusting net income by $15.7 million for the March 2005 divestiture of Receivables Capital Management (“RCM”) assets, net income decreased 2%. The decrease in net income was driven by weakness in net interest income and capital markets revenue.

Fully taxable-equivalent net interest income decreased $12.7 million, or 7%. The decrease was primarily due to narrowing corporate banking loan spreads. In addition, the divestiture of RCM assets in the first quarter of 2005 negatively impacted growth in fully taxable-equivalent net interest income. Average loans increased $1.5 billion, or 10%, and average deposits increased $20.8 million, or 1%. Loan growth was due to increased usage of committed facilities and corporate demand.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $12.3 million, or 71%.

Total noninterest income decreased $36.9 million, or 7%, driven primarily by the divestiture of RCM assets in the first quarter of 2005. Growth in debt capital markets, primarily driven by securitization, derivatives and structured leasing, was partially offset by weakness in merger and acquisition and merchant banking fees.

Total noninterest expense decreased $5.7 million, or 2%, primarily due to lower personnel expense associated with the decreased capital markets revenue growth.

Mortgage

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$65.4	$54.5	20%
Revenue - fully taxable-equivalent	254.0	222.8	14%
Average total loans	31,619.8	24,862.3	27%
Average total deposits	1,998.8	1,937.4	3%

Three Months Ended September 30, 2006 vs. 2005

Mortgage’s net income for the third quarter of 2006 was $65.4 million, an increase of $10.9 million, or 20%. Gains from the sale of mortgage servicing rights and loan growth drove the increase, partially offset by decreased secondary marketing income and higher expense related to growth of the business.

Fully taxable-equivalent net interest income increased by $16.3 million, or 12%, principally due to growth in loans and increased deposit spreads, partially offset by lower income on loans held for sale. Average loans increased $6.8 billion, or 27%. This growth primarily came from residential mortgage and residential construction loans which contributed $21.7 million to the net fully taxable-equivalent net interest income increase. Average loans held for sale increased $1.6 billion, or 21%. However, compressed spreads resulting from increased short-term interest rates reduced income on loans held for sale by $8.8 million, or 20%. Average deposits were up $61.4 million, or 3%, due to escrow balances associated with higher servicing balances. The higher balances combined with a higher credit for funds rate contributed $6.6 million to the increase.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $2.2 million, or 75%.

Total noninterest income increased $14.9 million, or 18%. Production income was down $15.7 million, or 24%, due to lower loan production and narrower margins. Loan production was $13.7 billion, down $1.0 billion, or 7%. Loan sales to investors were $9.9 billion, up $1.9 billion, or 24%. Servicing income increased $31.6 million due to $23.9 million in gains from the sale of mortgage servicing rights and increased fee income due to higher servicing balances. Slightly higher MSR amortization partially offset these increases. At September 30, 2006 total loans serviced were $124.8 billion compared with $97.4 billion the prior year, an increase of $27.4 billion, or 28%.

Total noninterest expense increased $17.0 million, or 12%, from the third quarter of 2005. Increased investments in production and servicing capabilities were the primary drivers of the higher expense.

Nine Months Ended September 30, 2006 vs. 2005

Mortgage’s net income for the nine months ended September 30, 2006 was $208.5 million, an increase of $79.9 million, or 62%. This increase was principally a result of higher production driving higher fee and secondary marketing income, and sales of mortgage servicing rights, partially offset by higher expense related to growth of the business.

Fully taxable-equivalent net interest income increased $57.7 million, or 15%, principally due to growth in loans and increased deposit spreads offset by lower income on loans held for sale. Average loans increased $7.6 billion, or 33%, contributing $72.3 million to the increase. The growth primarily came from residential mortgage and residential construction loans. Average loans held for sale were up $2.1 billion, or 32%; however, compressed spreads resulting from increased short-term interest rates reduced income by $27.3 million, or 22%. Average deposits increased $151.3 million, or 9%, due to escrow balances associated with higher servicing balances. These balances combined with a higher credit for funds rate contributed $18.8 million to the increase.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $1.1 million, or 16%.

Total noninterest income increased $139.6 million, or 78%. Production income of $171.0 million was up $58.3 million, or 52%, driven by higher loan production and increased secondary marketing deliveries. Year-to-date loan production was $40.3 billion compared with $34.5 billion, an increase of $5.8 billion, or 17%. Loan sales to investors were $30.9 billion, up $10.6 billion, or 52%. Servicing income of $111.2 million was up $84.4 million due to gains from the sale of mortgage servicing assets of $66.0 million and increased fees from higher servicing balances.

Total noninterest expense increased $73.5 million, or 20%. Increased volume and investments in production and servicing capabilities were the primary drivers of the increase.

Wealth and Investment Management

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$117.9	$53.0	122%
Net income excluding net gain on sale of Bond Trustee business	48.0	53.0	(10)%
Revenue - FTE	447.7	325.0	38%
Revenue - FTE excluding net gain on sale of Bond Trustee business	335.0	325.0	3%
Average total loans	8,128.0	7,896.1	3%
Average total deposits	9,534.1	9,654.0	(1)%

Three Months Ended September 30, 2006 vs. 2005

Wealth and Investment Management’s net income for the third quarter of 2006 was $117.9 million, an increase of $64.8 million, or 122%. The growth was primarily driven by the $69.9 million after-tax net gain on the sale of the Bond Trustee business. Excluding the net gain on the sale of the Bond Trustee business, net income was down $5.1 million, or 10%.

Fully taxable-equivalent net interest income increased $4.7 million, or 5%, due primarily to higher deposit spreads. Average loans increased $0.2 billion, or 3%, driven primarily by commercial loan demand. Average deposits decreased $0.1 billion, or 1%, due to declines in demand deposits, money market deposits, and NOW deposits, partially offset by increased certificates of deposit and savings deposits.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $1.1 million, or 61%.

Total noninterest income increased $118.0 million, or 50%, attributable largely to the $112.8 million pre-tax net gain on the sale of the Bond Trustee business. Noninterest income excluding the net gain increased 2%. Trust income increased as a result of higher assets under management and retail investment services income. Noninterest income growth was somewhat offset by a decline in insurance revenue, due in part to the December 31, 2005 sale of Carswell Insurance, and the funds flowing out of certain products whose investment strategies have been out of favor in the marketplace.

End of period assets under management were approximately $138.6 billion compared to $133.6 billion in the same period last year. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $238.5 billion, which includes $138.6 billion in assets under management, $53.2 billion in non-managed trust assets, $36.7 billion in retail brokerage assets and $10.0 billion in non-managed corporate trust assets. Approximately $21.2 billion in corporate trust non-managed assets were transferred to the buyer of the Bond Trustee business.

Total noninterest expense increased $20.7, or 9%. The growth was primarily driven by continuing efforts to build-out the line of business including higher structural, staff and operations expenses.

Nine Months Ended September 30, 2006 vs. 2005

Wealth and Investment Management’s net income for the nine months ended September 30, 2006 was $216.5 million, an increase of $71.8 million, or 50%. The growth was driven primarily by the $69.9 million after-tax net gain on the sale of the Bond Trustee business. Excluding the net gain on the sale of the Bond Trustee business, net income increased $1.8 million, or 1%.

Fully taxable-equivalent net interest income increased $28.6 million, or 12%, and was attributable to a combination of increased loan volumes and widening deposit spreads. Average loans increased $0.4 billion, or 5%, mainly due to growth in consumer mortgages, commercial real estate and commercial loans. Average deposits decreased $0.3 billion, or 3%, due to declines in demand deposits, NOW deposits and money market deposits, partially offset by increases in certificates of deposit.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $1.4 million, or 45%.

Total noninterest income increased $142.3 million, or 20%, primarily due to the $112.8 million pre-tax net gain on the sale of the Bond Trustee business. Noninterest income excluding the net gain increased 4%. Trust income increased due to growth in assets under management. Retail investment income increased due to increases in annuity, managed account and new business revenues. Noninterest income growth was somewhat offset by a decline in insurance revenue, due in part to the December 31, 2005 sale of Carswell Insurance, and the funds flowing out of certain products whose investment strategies have been out of favor in the marketplace.

Total noninterest expense increased $58.1 million, or 8%. Growth was primarily driven by continuing efforts to build-out the line of business including higher structural, staff and operations expenses.

Corporate Other and Treasury

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$1.2	$80.0	(98)%
Net income excluding securities (gains)/losses, net	57.9	81.2	(29)%
Securities available for sale	23,841.4	25,824.2	(8)%

Three Months Ended September 30, 2006 vs. 2005

Corporate Other and Treasury’s net income for the third quarter of 2006 was $1.2 million, a decrease of $78.7 million, or 98%, mainly due to an increase in net securities losses due to the investment portfolio restructuring, a decline in fully taxable-equivalent net interest income and an increase in provision for loan losses.

Fully taxable-equivalent net interest income decreased $51.2 million, or 53%. The main drivers for reduction were a $2.0 billion decrease in average securities available for sale and a decrease in income on receive fixed/pay floating interest rate swaps used to extend the duration of the commercial loan portfolio. Short-term borrowing costs also increased due to the need to fund earning asset growth, as well as the significant rise in short-term interest rates over the past year.

Total average deposits increased $9.7 billion, or 53%, mainly due to growth in brokered and foreign deposits.

Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, increased $30.5 million. The increase in provision expense was primarily due to the build-out of the specific reserve allocated to the large commercial loan placed on nonperforming status during the third quarter.

Total noninterest income decreased $86.7 million mainly due to an increase in securities losses of $89.5 million related to the investment portfolio restructuring.

Total noninterest expense decreased $15.4 million mainly due to a reduction in merger-related expenses.

Nine Months Ended September 30, 2006 vs. 2005

Corporate Other and Treasury’s net income for the nine months ended September 30, 2006 was $91.1 million, a decrease of $138.9 million, or 60%, mainly due to a decline in fully taxable-equivalent net interest income, an increase in provision for loan losses and an increase in securities losses partially offset by a decrease in merger-related expenses.

Fully taxable-equivalent net interest income decreased $175.9, or 53%. The main drivers were a $2.0 billion decrease in average securities available for sale and a decrease in income on receive fixed/pay floating interest rate swaps used to extend the duration of the commercial loan portfolio. Short-term borrowing costs also increased due to the need to fund earning asset growth, as well as the significant rise in short-term interest rates over the past year.

Total average deposits increased $10.6 billion, or 67%, mainly due to growth in brokered and foreign deposits.

Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, increased $77.4 million. The increase in provision expense was primarily due to loan growth generated during the period and the build-out of the specific reserve allocated to the large commercial loan placed on nonperforming status during the third quarter.

Total noninterest income decreased $70.5 million mainly due to an increase in securities losses of $76.6 million related to the investment portfolio restructuring in the third quarter of 2006.

Total noninterest expense decreased $69.1 million mainly due to a reduction in merger-related expenses.

Corresponding Financial Tables and Information

This news release contains certain non-US GAAP financial measures to describe our Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are available on our Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust” and may be directly accessed via the quick link entitled “3rd Quarter Earnings Release” on the SunTrust homepage. This information is also included in a current report on Form 8-K filed with the SEC today.

Conference Call

SunTrust management will host a conference call on October 17, 2006 at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 3Q06; Leader: Greg Ketron). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 3Q06; Leader: Greg Ketron). A replay of the call will be available beginning October17, 2006 and ending October 31, 2006 by dialing 1-866-486-4651 (domestic) or 1-203-369-1640 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “3rd Quarter Earnings Release.” Beginning the afternoon of October 17, 2006, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Forward Looking Statements

This news release may contain forward-looking statements, including statements about credit quality and future prospects of the Company and credit quality. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management and are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include changes in interest rates; changes in general business or economic conditions or the competitive banking environment; changes in credit conditions including customers’ ability to repay debt obligations; competitive pressures among local, regional, national, and international banks, thrifts credit unions, and other financial institutions; increases in the cost of funds resulting from customers pursuing alternatives to bank deposits or shifting from demand deposits to higher-cost products; significant changes in legislation or regulatory requirements, or the fiscal and monetary policies of the federal government and its agencies; significant changes in securities markets or markets for commercial or residential real estate; the Company’s success in managing its costs, including costs associated with the expansion of distribution channels and developing new ones; the potential that the Company may acquire other institutions or may be acquired by other institutions; the potential that the Company may divest certain portions of its business; hurricanes and other natural disasters; litigation; and changes in accounting principles, policies, or guidelines. The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.

###

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended September 30			% Change	Nine Months Ended September 30		% Change
	2006		2005		2006	2005
EARNINGS & DIVIDENDS
Net income	$535.6		$510.8	4.9%	$1,611.1	$1,468.8	9.7%
Total revenue - FTE [2]	2,032.8		2,008.1	1.2	6,149.1	5,804.5	5.9
Total revenue - FTE excluding securities gains and losses, net gain on sale of RCM assets and net gain on sale of Bond
Trustee business [1]	2,011.8		2,006.7	0.3	6,122.2	5,788.9	5.8
Net income per average common share
Diluted	1.47		1.40	5.0	4.42	4.04	9.4
Basic	1.48		1.42	4.2	4.46	4.09	9.0
Dividends paid per average common share	0.61		0.55	10.9	1.83	1.65	10.9

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$180,501		$169,934	6.2%	$179,632	$165,501	8.5%
Earning assets	158,915		148,553	7.0	157,860	144,331	9.4
Loans	120,742		110,818	9.0	119,066	107,028	11.2
Consumer and commercial deposits	97,643		94,076	3.8	96,711	92,714	4.3
Brokered and foreign deposits	27,958		17,969	55.6	26,614	15,718	69.3
Total shareholders’ equity	17,662		16,823	5.0	17,342	16,409	5.7

As of
Total assets	183,105		172,416	6.2
Earning assets	160,288		150,580	6.4
Loans	121,237		112,411	7.9
Allowance for loan and lease losses	1,087		1,030	5.6
Consumer and commercial deposits	98,684		94,465	4.5
Brokered and foreign deposits	25,709		19,265	33.4
Total shareholders’ equity	18,589		16,718	11.2

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.18%		1.19%	(0.8)%	1.20%	1.19%	0.8%
Return on average assets less net unrealized securities gains [1]	1.28		1.18	8.5	1.22	1.18	3.4
Return on average common shareholders’ equity	12.10		12.05	0.4	12.45	11.97	4.0
Return on average realized common shareholders’ equity [1]	13.73		12.81	7.2	13.24	12.68	4.4
Net interest margin [2]	2.93		3.14	(6.7)	3.02	3.19	(5.3)
Efficiency ratio [2]	59.30		58.62	1.2	59.29	60.02	(1.2)
Tangible efficiency ratio [1]	58.03		57.13	1.6	58.01	58.45	(0.8)
Effective tax rate	27.94		31.12	(10.2)	29.71	31.25	(4.9)
Full-time equivalent employees	34,293		33,013	3.9
Number of ATMs	2,568		2,769	(7.3)
Full service banking offices	1,699		1,647	3.2
Traditional	1,347		1,319	2.1
In-store	352		328	7.3
Tier 1 capital ratio	7.70%[3]		7.03%	9.5%
Total capital ratio	11.10	[3]	10.66	4.1
Tier 1 leverage ratio	7.28	[3]	6.64	9.6
Total average shareholders’ equity to total average assets	9.78		9.90	(1.2)	9.65	9.91	(2.6)
Tangible equity to tangible assets [1]	6.42		5.68	13.0
Book value per common share	49.71		46.28	7.4
Market price:
High	81.59		75.77	7.7	81.59	75.77	7.7
Low	75.11		68.85	9.1	69.68	68.85	1.2
Close	77.28		69.45	11.3	77.28	69.45	11.3
Market capitalization	28,120		25,089	12.1
Average common shares outstanding (000s)
Diluted	365,121		363,854	0.3	364,322	363,547	0.2
Basic	361,805		359,702	0.6	361,009	359,020	0.6

[1]	See Appendix A for a reconcilement of non-GAAP performance measures. “RCM” refers to Receivables Capital Management.
[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Revenue - FTE equals net interest income on a FTE basis plus noninterest income.
[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	September 30 2006		June 30 2006	March 31 2006	December 31 2005	September 30 2005
EARNINGS & DIVIDENDS
Net income	$535.6		$544.0	$531.5	$518.5	$510.8
Total revenue - FTE [2]	2,032.8		2,065.4	2,050.9	2,005.0	2,008.1
Total revenue - FTE excluding securities gains and losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business [1]	2,011.8		2,059.5	2,050.8	2,004.4	2,006.7
Net income per average common share
Diluted	1.47		1.49	1.46	1.43	1.40
Basic	1.48		1.51	1.48	1.44	1.42
Dividends paid per average common share	0.61		0.61	0.61	0.55	0.55

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$180,501		$180,744	$177,618	$175,769	$169,934
Earning assets	158,915		158,889	155,743	153,490	148,553
Loans	120,742		120,145	116,263	113,828	110,818
Consumer and commercial deposits	97,643		97,172	95,292	95,257	94,076
Brokered and foreign deposits	27,958		27,194	24,652	21,010	17,969
Total shareholders’ equity	17,662		17,304	17,052	16,876	16,823

As of
Total assets	183,105		181,143	178,876	179,713	172,416
Earning assets	160,288		158,845	156,439	156,641	150,580
Loans	121,237		120,243	118,130	114,555	112,411
Allowance for loan and lease losses	1,087		1,062	1,039	1,028	1,030
Consumer and commercial deposits	98,684		99,042	97,940	97,572	94,465
Brokered and foreign deposits	25,709		25,811	23,836	24,481	19,265
Total shareholders’ equity	18,589		17,424	17,157	16,887	16,718

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.18%		1.21%	1.21%	1.17%	1.19%
Return on average assets less net unrealized securities gains [1]	1.28		1.18	1.19	1.15	1.18
Return on average common shareholders’ equity	12.10		12.61	12.64	12.19	12.05
Return on average realized common shareholders’ equity [1]	13.73		12.90	13.06	12.75	12.81
Net interest margin [2]	2.93		3.00	3.12	3.12	3.14
Efficiency ratio [2]	59.30		58.78	59.80	60.20	58.62
Tangible efficiency ratio [1]	58.03		57.53	58.47	58.79	57.13
Effective tax rate	27.94		30.10	31.03	28.97	31.12
Full-time equivalent employees	34,293		34,155	33,697	33,406	33,013
Number of ATMs	2,568		2,564	2,786	2,782	2,769
Full service banking offices	1,699		1,695	1,677	1,657	1,647
Traditional	1,347		1,342	1,332	1,325	1,319
In-store	352		353	345	332	328
Tier 1 capital ratio	7.70%[3]		7.31%	7.26%	7.01%	7.03%
Total capital ratio	11.10	[3]	10.70	10.88	10.57	10.66
Tier 1 leverage ratio	7.28	[3]	6.82	6.71	6.65	6.64
Total average shareholders’ equity to total average assets	9.78		9.57	9.60	9.60	9.90
Tangible equity to tangible assets [1]	6.42		5.81	5.72	5.56	5.68
Book value per common share	49.71		47.85	47.22	46.65	46.28
Market price:
High	81.59		78.33	76.75	75.46	75.77
Low	75.11		72.56	69.68	65.32	68.85
Close	77.28		76.26	72.76	72.76	69.45
Market capitalization	28,120		27,768	26,437	26,338	25,089
Average common shares outstanding (000s)
Diluted	365,121		364,391	363,437	363,175	363,854
Basic	361,805		361,267	359,934	359,203	359,702

[1]	See Appendix A for a reconcilement of non-GAAP performance measures. “RCM” refers to Receivables Capital Management.
[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Revenue - FTE equals net interest income on a FTE basis plus noninterest income.
[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of September 30		Increase/(Decrease)
	2006	2005	Amount	%
ASSETS
Cash and due from banks	$4,066,173	$4,228,590	($162,417)	(3.8)%
Interest-bearing deposits in other banks	39,982	22,694	17,288	76.2
Funds sold and securities purchased under agreements to resell	1,147,423	1,208,087	(60,664)	(5.0)
Trading assets	3,675,917	2,470,160	1,205,757	48.8
Securities available for sale [1]	25,553,320	26,867,580	(1,314,260)	(4.9)
Loans held for sale	11,501,646	10,378,411	1,123,235	10.8
Loans:
Commercial	35,018,715	33,109,716	1,908,999	5.8
Real estate:
Home equity lines	14,014,617	13,268,826	745,791	5.6
Construction	13,595,924	10,225,044	3,370,880	33.0
Residential mortgages	33,711,399	28,646,871	5,064,528	17.7
Commercial real estate	12,459,023	12,566,702	(107,679)	(0.9)
Consumer:
Direct	4,082,257	5,513,473	(1,431,216)	(26.0)
Indirect	8,022,512	8,829,635	(807,123)	(9.1)
Business credit card	332,947	250,543	82,404	32.9

Total loans	121,237,394	112,410,810	8,826,584	7.9
Allowance for loan and lease losses	(1,087,316)	(1,029,855)	(57,461)	5.6

Net loans	120,150,078	111,380,955	8,769,123	7.9
Goodwill	6,903,001	6,841,631	61,370	0.9
Other intangible assets	1,120,102	1,112,873	7,229	0.6
Other assets	8,946,911	7,905,115	1,041,796	13.2

Total assets [2]	$183,104,553	$172,416,096	$10,688,457	6.2

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,813,455	$24,548,595	($1,735,140)	(7.1)%
Interest-bearing consumer and commercial deposits:
NOW accounts	17,508,754	16,896,647	612,107	3.6
Money market accounts	23,803,496	26,065,278	(2,261,782)	(8.7)
Savings	5,699,545	5,670,516	29,029	0.5
Consumer time	16,615,445	12,786,056	3,829,389	29.9
Other time	12,243,372	8,497,819	3,745,553	44.1

Total consumer and commercial deposits	98,684,067	94,464,911	4,219,156	4.5
Brokered deposits	18,264,554	12,837,377	5,427,177	42.3
Foreign deposits	7,444,329	6,427,770	1,016,559	15.8

Total deposits	124,392,950	113,730,058	10,662,892	9.4
Funds purchased	5,926,570	3,085,738	2,840,832	92.1
Securities sold under agreements to repurchase	7,362,480	6,603,466	759,014	11.5
Other short-term borrowings	1,744,479	3,173,951	(1,429,472)	(45.0)
Long-term debt	17,477,276	22,364,776	(4,887,500)	(21.9)
Trading liabilities	1,611,648	1,064,603	547,045	51.4
Other liabilities	5,999,843	5,675,754	324,089	5.7

Total liabilities	164,515,246	155,698,346	8,816,900	5.7

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	—	500,000	100.0
Common stock, $1.00 par value	370,578	370,578	—	—
Additional paid in capital	6,735,458	6,758,901	(23,443)	(0.3)
Retained earnings	10,258,441	8,991,168	1,267,273	14.1
Treasury stock, at cost, and other	(453,934)	(541,176)	87,242	(16.1)
Accumulated other comprehensive income	1,178,764	1,138,279	40,485	3.6

Total shareholders’ equity	18,589,307	16,717,750	1,871,557	11.2

Total liabilities and shareholders’ equity	$183,104,553	$172,416,096	$10,688,457	6.2

Common shares outstanding	363,868,470	361,248,048	2,620,422	0.7
Common shares authorized	750,000,000	750,000,000	—	—
Preferred shares outstanding	5,000	—	5,000	100.0
Preferred shares authorized	50,000,000	50,000,000	—	—
Treasury shares of common stock	6,709,928	9,330,350	(2,620,422)	(28.1)

[1] Includes net unrealized gains of	$1,915,277	$1,888,990	$26,287	1.4%
[2] Includes earning assets of	160,287,584	150,579,614	9,707,970	6.4

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
ASSETS
Cash and due from banks	$4,066,173	$4,214,076	$4,158,082	$4,659,664	$4,228,590
Interest-bearing deposits in other banks	39,982	29,733	81,857	332,444	22,694
Funds sold and securities purchased under agreements to resell	1,147,423	942,983	1,108,841	1,313,498	1,208,087
Trading assets	3,675,917	2,621,940	2,937,137	2,811,225	2,470,160
Securities available for sale[1]	25,553,320	26,542,900	27,335,487	26,525,821	26,867,580
Loans held for sale	11,501,646	10,819,967	9,351,662	13,695,613	10,378,411
Loans:
Commercial	35,018,715	35,159,832	33,496,827	33,764,183	33,109,716
Real estate:
Home equity lines	14,014,617	13,894,177	13,791,702	13,635,705	13,268,826
Construction	13,595,924	13,099,808	12,068,483	11,046,903	10,225,044
Residential mortgages	33,711,399	32,844,670	32,366,617	29,877,312	28,646,871
Commercial real estate	12,459,023	12,575,092	12,571,041	12,516,035	12,566,702
Consumer:
Direct	4,082,257	4,237,332	5,421,722	5,060,844	5,513,473
Indirect	8,022,512	8,113,741	8,130,463	8,389,401	8,829,635
Business credit card	332,947	318,493	283,390	264,512	250,543

Total loans	121,237,394	120,243,145	118,130,245	114,554,895	112,410,810
Allowance for loan and lease losses	(1,087,316)	(1,061,862)	(1,039,247)	(1,028,128)	(1,029,855)

Net loans	120,150,078	119,181,283	117,090,998	113,526,767	111,380,955
Goodwill	6,903,001	6,900,222	6,897,105	6,835,168	6,841,631
Other intangible assets	1,120,102	1,141,346	1,123,463	1,122,967	1,112,873
Other assets	8,946,911	8,748,994	8,791,844	8,889,674	7,905,115

Total assets [2]	$183,104,553	$181,143,444	$178,876,476	$179,712,841	$172,416,096

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,813,455	$24,243,088	$24,649,242	$26,327,663	$24,548,595
Interest-bearing consumer and commercial deposits:
NOW accounts	17,508,754	17,194,199	17,514,277	17,781,451	16,896,647
Money market accounts	23,803,496	24,627,018	26,144,180	25,484,016	26,065,278
Savings	5,699,545	5,556,847	5,283,632	5,423,878	5,670,516
Consumer time	16,615,445	16,134,694	14,397,034	13,436,072	12,786,056
Other time	12,243,372	11,285,875	9,951,523	9,119,302	8,497,819

Total consumer and commercial deposits	98,684,067	99,041,721	97,939,888	97,572,382	94,464,911
Brokered deposits	18,264,554	18,425,635	16,965,675	15,644,932	12,837,377
Foreign deposits	7,444,329	7,385,081	6,870,179	8,835,864	6,427,770

Total deposits	124,392,950	124,852,437	121,775,742	122,053,178	113,730,058
Funds purchased	5,926,570	4,527,339	4,346,238	4,258,013	3,085,738
Securities sold under agreements to repurchase	7,362,480	7,158,914	6,970,317	6,116,520	6,603,466
Other short-term borrowings	1,744,479	1,438,891	1,494,384	1,937,624	3,173,951
Long-term debt	17,477,276	18,222,162	18,919,961	20,779,249	22,364,776
Trading liabilities	1,611,648	1,574,107	1,734,328	1,529,325	1,064,603
Other liabilities	5,999,843	5,945,674	6,478,058	6,151,537	5,675,754

Total liabilities	164,515,246	163,719,524	161,719,028	162,825,446	155,698,346

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	—	—	—	—
Common stock, $1.00 par value	370,578	370,578	370,578	370,578	370,578
Additional paid in capital	6,735,458	6,751,929	6,743,418	6,761,684	6,758,901
Retained earnings	10,258,441	9,943,155	9,621,597	9,310,978	8,991,168
Treasury stock, at cost, and other	(453,934)	(418,262)	(472,505)	(493,936)	(541,176)
Accumulated other comprehensive income	1,178,764	776,520	894,360	938,091	1,138,279

Total shareholders’ equity	18,589,307	17,423,920	17,157,448	16,887,395	16,717,750

Total liabilities and shareholders’ equity	$183,104,553	$181,143,444	$178,876,476	$179,712,841	$172,416,096

Common shares outstanding	363,868,470	364,129,209	363,338,615	361,984,193	361,248,048
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	5,000	—	—	—	—
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	6,709,928	6,449,189	7,239,783	8,594,205	9,330,350

[1] Includes net unrealized gains of	$1,915,277	$1,309,753	$1,497,176	$1,572,033	$1,888,990
[2] Includes earning assets of	160,287,584	158,845,216	156,439,347	156,640,894	150,579,614

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30		Increase/(Decrease) [2]		September 30		Increase/(Decrease) [2]
	2006	2005	Amount	%	2006	2005	Amount	%
Interest income	$2,525,489	$1,996,674	$528,815	26.5%	$7,227,289	$5,555,969	$1,671,320	30.1%
Interest expense	1,374,097	840,013	534,084	63.6	3,728,113	2,164,039	1,564,074	72.3

NET INTEREST INCOME	1,151,392	1,156,661	(5,269)	(0.5)	3,499,176	3,391,930	107,246	3.2
Provision for loan losses	61,568	70,393	(8,825)	(12.5)	146,730	128,760	17,970	14.0

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,089,824	1,086,268	3,556	0.3	3,352,446	3,263,170	89,276	2.7

NONINTEREST INCOME
Service charges on deposit accounts	194,262	198,348	(4,086)	(2.1)	572,092	575,727	(3,635)	(0.6)
Trust and investment management income	173,717	168,802	4,915	2.9	517,617	500,820	16,797	3.4
Retail investment services	55,544	52,257	3,287	6.3	168,974	160,024	8,950	5.6
Other charges and fees	113,347	117,341	(3,994)	(3.4)	339,677	340,974	(1,297)	(0.4)
Investment banking income	47,046	53,090	(6,044)	(11.4)	159,342	156,803	2,539	1.6
Trading account profits and commissions	20,404	41,837	(21,433)	(51.2)	103,461	117,702	(14,241)	(12.1)
Card fees	64,916	52,924	11,992	22.7	183,460	153,091	30,369	19.8
Mortgage production related income	50,336	65,833	(15,497)	(23.5)	169,952	110,068	59,884	54.4
Mortgage servicing related income	36,633	5,242	31,391	NM	112,744	28,337	84,407	NM
Net gain on sale of Bond Trustee business	112,759	—	112,759	100.0	112,759	—	112,759	100.0
Net gain on sale of RCM assets	—	3,508	(3,508)	(100.0)	—	23,382	(23,382)	(100.0)
Other noninterest income	81,783	75,285	6,498	8.6	231,582	197,948	33,634	17.0
Securities gains/(losses), net	(91,816)	(2,069)	(89,747)	NM	(85,854)	(7,755)	(78,099)	NM

Total noninterest income	858,931	832,398	26,533	3.2	2,585,806	2,357,121	228,685	9.7

NONINTEREST EXPENSE
Employee compensation and benefits	674,322	632,333	41,989	6.6	2,068,360	1,890,410	177,950	9.4
Net occupancy expense	85,613	79,519	6,094	7.7	248,367	228,853	19,514	8.5
Outside processing and software	98,699	92,952	5,747	6.2	292,038	265,082	26,956	10.2
Equipment expense	50,249	50,083	166	0.3	147,804	154,544	(6,740)	(4.4)
Marketing and customer development	35,932	38,651	(2,719)	(7.0)	127,956	106,578	21,378	20.1
Amortization of intangible assets	25,792	29,737	(3,945)	(13.3)	78,922	90,772	(11,850)	(13.1)
Merger expense	—	12,104	(12,104)	(100.0)	—	92,104	(92,104)	(100.0)
Other noninterest expense	234,892	241,692	(6,800)	(2.8)	682,636	655,459	27,177	4.1

Total noninterest expense	1,205,499	1,177,071	28,428	2.4	3,646,083	3,483,802	162,281	4.7

INCOME BEFORE PROVISION FOR INCOME TAXES	743,256	741,595	1,661	0.2	2,292,169	2,136,489	155,680	7.3
Provision for income taxes	207,668	230,821	(23,153)	(10.0)	681,052	667,721	13,331	2.0

NET INCOME	$535,588	$510,774	$24,814	4.9	$1,611,117	$1,468,768	$142,349	9.7

Net interest income - FTE [1]	$1,173,860	$1,175,742	($1,882)	(0.2)	$3,563,265	$3,447,397	$115,868	3.4

Net income per average common share
Diluted	1.47	1.40	0.07	5.0	4.42	4.04	0.38	9.4
Basic	1.48	1.42	0.06	4.2	4.46	4.09	0.37	9.0
Cash dividends paid per common share	0.61	0.55	0.06	10.9	1.83	1.65	0.18	10.9
Average common shares outstanding (000s)
Diluted	365,121	363,854	1,267	0.3	364,322	363,547	775	0.2
Basic	361,805	359,702	2,103	0.6	361,009	359,020	1,989	0.6

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Interest income	$2,525,489	$2,423,087	$2,278,713	$2,175,340	$1,996,674
Interest expense	1,374,097	1,254,344	1,099,672	988,304	840,013

NET INTEREST INCOME	1,151,392	1,168,743	1,179,041	1,187,036	1,156,661
Provision for loan losses	61,568	51,759	33,403	48,126	70,393

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,089,824	1,116,984	1,145,638	1,138,910	1,086,268

NONINTEREST INCOME
Service charges on deposit accounts	194,262	191,645	186,185	196,792	198,348
Trust and investment management income	173,717	175,811	168,089	172,900	168,802
Retail investment services	55,544	58,441	54,989	53,250	52,257
Other charges and fees	113,347	113,948	112,382	115,507	117,341
Investment banking income	47,046	60,481	51,815	59,727	53,090
Trading account profits and commissions	20,404	46,182	36,875	27,418	41,837
Card fees	64,916	61,941	56,603	57,688	52,924
Mortgage production related income	50,336	56,579	63,037	34,817	65,833
Mortgage servicing related income	36,633	31,401	44,710	13,519	5,242
Net gain on sale of Bond Trustee business	112,759	—	—	—	—
Net gain on sale of RCM assets	—	—	—	—	3,508
Other noninterest income	81,783	73,082	76,717	65,705	75,285
Securities gains/(losses), net	(91,816)	5,858	104	600	(2,069)

Total noninterest income	858,931	875,369	851,506	797,923	832,398

NONINTEREST EXPENSE
Employee compensation and benefits	674,322	689,073	704,965	643,801	632,333
Net occupancy expense	85,613	81,710	81,044	83,217	79,519
Outside processing and software	98,699	98,447	94,892	92,305	92,952
Equipment expense	50,249	48,107	49,448	49,494	50,083
Marketing and customer development	35,932	49,378	42,646	50,133	38,651
Amortization of intangible assets	25,792	25,885	27,245	28,192	29,737
Merger expense	—	—	—	6,538	12,104
Other noninterest expense	234,892	221,493	226,251	253,247	241,692

Total noninterest expense	1,205,499	1,214,093	1,226,491	1,206,927	1,177,071

INCOME BEFORE PROVISION FOR INCOME TAXES	743,256	778,260	770,653	729,906	741,595
Provision for income taxes	207,668	234,258	239,126	211,435	230,821

NET INCOME	$535,588	$544,002	$531,527	$518,471	$510,774

Net interest income - FTE [1]	$1,173,860	$1,190,026	$1,199,379	$1,207,061	$1,175,742

Net income per average common share
Diluted	1.47	1.49	1.46	1.43	1.40
Basic	1.48	1.51	1.48	1.44	1.42
Cash dividends paid per common share	0.61	0.61	0.61	0.55	0.55
Average common shares outstanding (000s)
Diluted	365,121	364,391	363,437	363,175	363,854
Basic	361,805	361,267	359,934	359,203	359,702

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	September 30, 2006			June 30, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$33,875.7	$519.4	6.13%	$34,348.0	$515.1	6.00%
Real estate construction	12,805.6	247.5	7.67	12,180.6	226.4	7.45
Real estate home equity lines	13,626.3	270.2	7.87	13,517.5	253.6	7.52
Real estate commercial	12,808.6	223.4	6.92	12,840.8	215.5	6.73
Commercial - FTE [1]	34,306.9	542.1	6.27	33,993.0	516.7	6.10
Business credit card	323.8	5.0	6.14	307.0	4.6	5.96
Consumer - direct	4,206.9	76.7	7.23	4,251.1	75.9	7.16
Consumer - indirect	8,339.1	121.5	5.78	8,385.8	117.0	5.60
Nonaccrual and restructured	449.1	4.4	3.87	320.7	3.1	3.88

Total loans	120,742.0	2,010.2	6.61	120,144.5	1,927.9	6.44
Securities available for sale:
Taxable	23,027.9	286.9	4.98	24,621.2	294.8	4.79
Tax-exempt - FTE [1]	968.7	14.1	5.84	933.6	13.7	5.85

Total securities available for sale - FTE [1]	23,996.6	301.0	5.02	25,554.8	308.5	4.83
Funds sold and securities purchased under agreements to resell	1,084.1	14.3	5.16	1,244.1	15.2	4.83
Loans held for sale	11,026.4	188.0	6.82	9,929.3	163.7	6.59
Interest-bearing deposits	25.8	0.3	5.04	27.0	0.3	4.73
Interest earning trading assets [2]	2,039.8	34.2	6.64	1,989.1	28.7	5.78

Total earning assets	158,914.7	2,548.0	6.36	158,888.8	2,444.3	6.17
Allowance for loan and lease losses	(1,070.8)			(1,050.1)
Cash and due from banks	3,705.8			3,899.6
Premises and equipment	1,925.7			1,908.0
Other assets	14,702.1			14,660.1
Noninterest earning trading assets [2]	948.8			909.7
Unrealized gains on securities available for sale, net	1,374.6			1,528.0

Total assets	$180,500.9			$180,744.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$16,596.2	$78.1	1.87%	$16,811.2	$67.0	1.60%
Money market accounts	24,267.0	171.4	2.80	25,091.3	163.4	2.61
Savings	5,591.2	24.1	1.71	5,161.0	16.2	1.26
Consumer time	16,402.5	169.8	4.11	15,471.7	146.7	3.80
Other time	11,852.2	138.1	4.62	10,779.1	114.8	4.27

Total interest-bearing consumer and commercial deposits	74,709.1	581.5	3.09	73,314.3	508.1	2.78
Brokered deposits	18,420.7	246.1	5.23	17,692.0	218.6	4.89
Foreign deposits	9,537.6	128.5	5.27	9,502.3	117.5	4.89

Total interest-bearing deposits	102,667.4	956.1	3.69	100,508.6	844.2	3.37
Funds purchased	4,206.7	56.2	5.23	4,402.3	54.2	4.87
Securities sold under agreements to repurchase	7,146.3	86.0	4.71	7,184.1	79.4	4.37
Other short-term borrowings	1,001.3	16.9	6.70	1,252.4	18.0	5.78
Long-term debt	17,735.2	258.9	5.79	18,438.0	258.5	5.62

Total interest-bearing liabilities	132,756.9	1,374.1	4.11	131,785.4	1,254.3	3.82
Noninterest-bearing deposits	22,933.4			23,858.0
Other liabilities	7,148.8			7,796.3
Shareholders’ equity	17,661.8			17,304.4

Total liabilities and shareholders’ equity	$180,500.9			$180,744.1

Interest Rate Spread			2.25%			2.35%

Net Interest Income - FTE [1]		$1,173.9			$1,190.0

Net Interest Margin [2]			2.93%			3.00%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the net interest margin calculation was revised as a result of the Company segregating certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	March 31, 2006			December 31, 2005			September 30, 2005
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,489.6	$456.4	5.80%	$29,893.4	$422.7	5.66%	$28,250.5	$388.4	5.50%
Real estate construction	11,117.5	195.6	7.14	10,147.9	173.9	6.80	9,515.7	152.6	6.36
Real estate home equity lines	13,389.9	235.1	7.12	13,067.7	218.2	6.62	12,648.6	195.7	6.14
Real estate commercial	12,780.4	204.4	6.49	12,792.1	201.7	6.26	12,872.0	193.0	5.95
Commercial - FTE [1]	33,064.5	482.8	5.92	32,997.2	466.5	5.61	32,601.7	428.7	5.22
Business credit card	278.1	4.4	6.30	271.8	4.2	6.21	223.5	3.8	6.89
Consumer - direct	5,284.8	84.2	6.46	5,438.2	83.8	6.11	5,173.0	76.7	5.88
Consumer - indirect	8,553.0	115.2	5.46	8,899.1	122.0	5.44	9,179.8	124.9	5.40
Nonaccrual and restructured	304.5	4.1	5.52	320.2	3.5	4.31	353.6	3.8	4.25

Total loans	116,262.3	1,782.2	6.22	113,827.6	1,696.5	5.91	110,818.4	1,567.6	5.61
Securities available for sale:
Taxable	23,927.9	283.1	4.73	24,005.4	273.8	4.56	25,252.1	281.6	4.46
Tax-exempt - FTE [1]	916.5	13.4	5.85	908.1	13.3	5.87	872.2	12.9	5.91

Total securities available for sale - FTE [1]	24,844.4	296.5	4.77	24,913.5	287.1	4.61	26,124.3	294.5	4.51
Funds sold and securities purchased under agreements to resell	1,130.1	12.0	4.23	1,068.4	10.4	3.82	1,391.8	11.9	3.35
Loans held for sale	11,359.6	177.9	6.26	11,980.8	180.9	6.04	8,571.5	123.0	5.74
Interest-bearing deposits	293.6	2.4	3.34	31.9	0.3	3.96	18.5	0.2	3.72
Interest earning trading assets [2]	1,853.0	28.1	6.16	1,667.6	20.2	4.80	1,628.1	18.6	4.52

Total earning assets	155,743.0	2,299.1	5.99	153,489.8	2,195.4	5.67	148,552.6	2,015.8	5.38
Allowance for loan and lease losses	(1,037.8)			(1,034.8)			(1,036.5)
Cash and due from banks	4,056.0			4,349.2			4,226.8
Premises and equipment	1,871.1			1,833.5			1,842.6
Other assets	14,402.6			14,370.1			13,517.1
Noninterest earning trading assets [2]	970.6			890.1			729.2
Unrealized gains on securities available for sale, net	1,612.8			1,871.2			2,102.2

Total assets	$177,618.3			$175,769.1			$169,934.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$17,000.0	$60.5	1.44%	$17,011.3	$52.2	1.22%	$16,853.1	$44.3	1.04%
Money market accounts	25,628.4	146.6	2.32	25,797.6	128.6	1.98	26,299.7	125.5	1.89
Savings	5,291.2	15.0	1.15	5,472.9	13.7	0.99	5,865.1	13.6	0.92
Consumer time	13,894.6	117.3	3.42	13,231.5	106.8	3.20	12,419.3	91.7	2.93
Other time	9,579.6	91.7	3.88	9,050.8	82.2	3.60	8,117.1	67.5	3.30

Total interest-bearing consumer and commercial deposits	71,393.8	431.1	2.45	70,564.1	383.5	2.16	69,554.3	342.6	1.95
Brokered deposits	15,447.9	172.7	4.47	13,658.6	142.8	4.09	10,940.4	94.6	3.38
Foreign deposits	9,203.8	101.8	4.42	7,351.3	74.9	3.99	7,028.8	61.5	3.42

Total interest-bearing deposits	96,045.5	705.6	2.98	91,574.0	601.2	2.60	87,523.5	498.7	2.26
Funds purchased	3,974.9	43.8	4.40	4,742.3	47.9	3.95	3,468.1	30.3	3.41
Securities sold under agreements to repurchase	6,865.1	68.4	3.99	6,452.1	58.1	3.53	6,671.1	51.7	3.03
Other short-term borrowings	1,866.6	25.2	5.47	2,800.6	30.7	4.35	2,625.9	24.9	3.76
Long-term debt	20,413.0	256.7	5.10	21,189.9	250.4	4.69	21,929.4	234.5	4.24

Total interest-bearing liabilities	129,165.1	1,099.7	3.45	126,758.9	988.3	3.09	122,218.0	840.1	2.73
Noninterest-bearing deposits	23,898.6			24,693.0			24,521.5
Other liabilities	7,502.8			7,441.6			6,371.6
Shareholders’ equity	17,051.8			16,875.6			16,822.9

Total liabilities and shareholders’ equity	$177,618.3			$175,769.1			$169,934.0

Interest Rate Spread			2.54%			2.58%			2.65%

Net Interest Income - FTE [1]		$1,199.4			$1,207.1			$1,175.7

Net Interest Margin [2]			3.12%			3.12%			3.14%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the net interest margin calculation was revised as a result of the Company segregating certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Nine Months Ended
	September 30, 2006			September 30, 2005
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$33,246.6	$1,490.8	5.98%	$25,987.8	$1,036.7	5.32%
Real estate construction	12,040.7	669.5	7.43	9,444.2	425.0	6.02
Real estate home equity lines	13,512.1	758.9	7.51	12,122.9	522.2	5.76
Real estate commercial	12,810.0	643.4	6.71	11,553.4	489.7	5.67
Commercial - FTE [1]	33,792.7	1,541.6	6.10	32,803.4	1,222.2	4.98
Business credit card	303.1	13.9	6.13	211.5	10.7	6.74
Consumer - direct	4,577.0	236.8	6.92	5,775.8	252.5	5.85
Consumer - indirect	8,425.2	353.8	5.61	8,811.3	354.7	5.38
Nonaccrual and restructured	358.6	11.6	4.33	317.9	9.7	4.08

Total loans	119,066.0	5,720.3	6.42	107,028.2	4,323.4	5.40
Securities available for sale:
Taxable	23,855.7	864.8	4.83	26,081.0	863.2	4.41
Tax-exempt - FTE [1]	939.8	41.2	5.85	855.5	38.4	5.98

Total securities available for sale - FTE [1]	24,795.5	906.0	4.87	26,936.5	901.6	4.46
Funds sold and securities purchased under agreement to resell	1,152.6	41.5	4.74	1,518.1	32.8	2.85
Loans held for sale	10,770.5	529.6	6.56	7,257.2	304.9	5.60
Interest-bearing deposits	114.5	3.0	3.58	22.6	0.5	3.24
Interest earning trading assets [2]	1,961.3	91.0	6.20	1,568.7	48.2	4.11

Total earning assets	157,860.4	7,291.4	6.18	144,331.3	5,611.4	5.20
Allowance for loan and lease losses	(1,053.0)			(1,044.2)
Cash and due from banks	3,885.9			4,301.3
Premises and equipment	1,901.8			1,851.1
Other assets	14,589.3			13,321.6
Noninterest earning trading assets [2]	943.0			763.6
Unrealized gains on securities available for sale, net	1,504.3			1,975.8

Total assets	$179,631.7			$165,500.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$16,801.0	$205.6	1.64%	$17,281.9	$116.7	0.90%
Money market accounts	24,990.6	481.4	2.58	25,518.9	310.3	1.63
Savings	5,348.9	55.4	1.39	6,605.5	43.3	0.88
Consumer time	15,265.4	433.8	3.80	12,288.8	248.0	2.70
Other time	10,745.3	344.6	4.29	6,831.3	156.6	3.06

Total interest-bearing consumer and commercial deposits	73,151.2	1,520.8	2.78	68,526.4	874.9	1.71
Brokered deposits	17,197.8	637.5	4.89	9,010.7	211.6	3.10
Foreign deposits	9,415.8	347.7	4.87	6,706.9	145.3	2.86

Total interest-bearing deposits	99,764.8	2,506.0	3.36	84,244.0	1,231.8	1.95
Funds purchased	4,195.5	154.2	4.85	3,600.5	80.7	2.95
Securities sold under agreements to repurchase	7,066.2	233.8	4.36	6,439.9	125.5	2.57
Other short-term borrowings	1,370.3	60.1	5.87	2,617.2	64.2	3.28
Long-term debt	18,852.2	774.0	5.49	21,890.5	661.8	4.04

Total interest-bearing liabilities	131,249.0	3,728.1	3.80	118,792.1	2,164.0	2.44
Noninterest-bearing deposits	23,559.8			24,187.7
Other liabilities	7,481.3			6,112.2
Shareholders’ equity	17,341.6			16,408.5

Total liabilities and shareholders’ equity	$179,631.7			$165,500.5

Interest Rate Spread			2.38%			2.76%

Net Interest Income - FTE [1]		$3,563.3			$3,447.4

Net Interest Margin [2]			3.02%			3.19%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the net interest margin calculation was revised as a result of the Company segregating certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30		% Change[1]	September 30		% Change[1]
	2006	2005		2006	2005
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,061,862	$1,036,173	2.5%	$1,028,128	$1,050,024	(2.1)%
Provision for loan losses	61,568	70,393	(12.5)	146,730	128,760	14.0
Charge-offs
Commercial	(23,062)	(52,450)	(56.0)	(55,670)	(88,841)	(37.3)
Real estate:
Home equity lines	(6,460)	(6,992)	(7.6)	(17,778)	(16,618)	7.0
Construction	(814)	(748)	8.8	(1,051)	(2,736)	(61.6)
Residential mortgages	(9,113)	(9,106)	0.1	(21,790)	(16,808)	29.6
Commercial real estate	(487)	(328)	48.5	(3,794)	(1,546)	145.4
Consumer:
Direct	(4,544)	(9,229)	(50.8)	(16,086)	(27,485)	(41.5)
Indirect	(18,639)	(25,761)	(27.6)	(56,865)	(81,475)	(30.2)

Total charge-offs	(63,119)	(104,614)	(39.7)	(173,034)	(235,509)	(26.5)

Recoveries
Commercial	9,636	7,732	24.6	23,314	26,747	(12.8)
Real estate:
Home equity lines	1,618	2,030	(20.3)	5,311	4,286	23.9
Construction	520	205	NM	1,285	708	81.5
Residential mortgages	1,831	2,137	(14.3)	6,223	5,716	8.9
Commercial real estate	475	1,415	(66.4)	4,464	2,309	93.3
Consumer:
Direct	2,713	3,569	(24.0)	9,321	9,950	(6.3)
Indirect	10,212	10,815	(5.6)	35,574	36,864	(3.5)

Total recoveries	27,005	27,903	(3.2)	85,492	86,580	(1.3)

Net charge-offs	(36,114)	(76,711)	(52.9)	(87,542)	(148,929)	(41.2)

Allowance for loan and lease losses - ending	$1,087,316	$1,029,855	5.6	$1,087,316	$1,029,855	5.6

Net charge-offs to average loans (annualized)
Commercial	0.15%	0.54%	(72.2)%	0.13%	0.25%	(48.0)%
Real estate:
Home equity lines	0.14	0.16	(12.5)	0.12	0.14	(14.3)
Construction	0.01	0.02	(50.0)	—	0.03	(100.0)
Residential mortgages	0.08	0.10	(20.0)	0.06	0.06	—
Commercial real estate	—	(0.03)	(100.0)	(0.01)	(0.01)	—
Consumer:
Direct	0.17	0.43	(60.5)	0.20	0.41	(51.2)
Indirect	0.40	0.64	(37.5)	0.34	0.67	(49.3)
Total net charge-offs to total average loans	0.12%	0.27%	(55.6)%	0.10%	0.19%	(47.4)%

Period Ended
Nonaccrual loans
Commercial	$263,684	$98,291	NM %
Real estate:
Construction	26,508	33,182	(20.1)
Residential mortgages	189,218	101,826	85.8
Commercial real estate	54,394	50,546	7.6
Consumer loans	22,685	23,943	(5.3)

Total nonaccrual loans	556,489	307,788	80.8
Restructured loans	28,934	21,876	32.3

Total nonperforming loans	585,423	329,664	77.6
Other real estate owned (OREO)	41,690	26,013	60.3
Other repossessed assets	6,670	7,060	(5.5)

Total nonperforming assets	$633,783	$362,737	74.7

Total accruing loans past due 90 days or more	$301,878	$318,694	(5.3)%

Total nonperforming loans to total loans	0.48%	0.29%	65.5%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.52	0.32	62.5
Allowance to period-end loans	0.90	0.92	(2.2)
Allowance to nonperforming loans	185.7	312.4	(40.6)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	September 30 2006	June 30 2006	% Change [1]	March 31 2006	December 31 2005	September 30 2005
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,061,862	$1,039,247	2.2%	$1,028,128	$1,029,855	$1,036,173
Provision for loan losses	61,568	51,759	19.0	33,403	48,126	70,393
Charge-offs
Commercial	(23,062)	(19,155)	20.4	(13,453)	(23,157)	(52,450)
Real estate:
Home equity lines	(6,460)	(5,534)	16.7	(5,784)	(7,930)	(6,992)
Construction	(814)	(109)	NM	(128)	(3,265)	(748)
Residential mortgages	(9,113)	(6,373)	43.0	(6,304)	(5,984)	(9,106)
Commercial real estate	(487)	(2,346)	(79.2)	(961)	(1,551)	(328)
Consumer:
Direct	(4,544)	(5,408)	(16.0)	(6,134)	(9,714)	(9,229)
Indirect	(18,639)	(16,724)	11.5	(21,502)	(28,136)	(25,761)

Total charge-offs	(63,119)	(55,649)	13.4	(54,266)	(79,737)	(104,614)

Recoveries
Commercial	9,636	6,595	46.1	7,083	9,561	7,732
Real estate:
Home equity lines	1,618	1,743	(7.2)	1,950	1,877	2,030
Construction	520	711	(26.9)	54	90	205
Residential mortgages	1,831	2,123	(13.8)	2,269	2,409	2,137
Commercial real estate	475	595	(20.2)	3,394	369	1,415
Consumer:
Direct	2,713	3,014	(10.0)	3,594	3,559	3,569
Indirect	10,212	11,724	(12.9)	13,638	12,019	10,815

Total recoveries	27,005	26,505	1.9	31,982	29,884	27,903

Net charge-offs	(36,114)	(29,144)	23.9	(22,284)	(49,853)	(76,711)

Allowance for loan and lease losses - ending	$1,087,316	$1,061,862	2.4	$1,039,247	$1,028,128	$1,029,855

Net charge-offs to average loans (annualized)
Commercial	0.15%	0.15%	—%	0.08%	0.16%	0.54%
Real estate:
Home equity lines	0.14	0.11	27.3	0.12	0.18	0.16
Construction	0.01	(0.02)	NM	—	0.12	0.02
Residential mortgages	0.08	0.05	60.0	0.05	0.05	0.10
Commercial real estate	—	0.05	(100.0)	(0.08)	0.04	(0.03)
Consumer:
Direct	0.17	0.23	(26.1)	0.19	0.45	0.43
Indirect	0.40	0.24	66.7	0.37	0.72	0.64
Total net charge-offs to total average loans	0.12%	0.10%	20.0%	0.08%	0.17%	0.27%

Period Ended
Nonaccrual loans
Commercial	$263,684	$69,184	NM %	$52,911	$70,880	$98,291
Real estate:
Construction	26,508	21,743	21.9	28,130	24,442	33,182
Residential mortgages	189,218	136,101	39.0	115,800	103,317	101,826
Commercial real estate	54,394	53,081	2.5	45,626	44,603	50,546
Consumer loans	22,685	18,861	20.3	20,327	28,732	23,943

Total nonaccrual loans	556,489	298,970	86.1	262,794	271,974	307,788
Restructured loans	28,934	28,292	2.3	26,949	24,399	21,876

Total nonperforming loans	585,423	327,262	78.9	289,743	296,373	329,664
Other real estate owned (OREO)	41,690	35,576	17.2	38,920	30,682	26,013
Other repossessed assets	6,670	6,953	(4.1)	5,652	7,160	7,060

Total nonperforming assets	$633,783	$369,791	71.4	$334,315	$334,215	$362,737

Total accruing loans past due 90 days or more	$301,878	$284,938	5.9%	$399,462	$371,491	$318,694

Total nonperforming loans to total loans	0.48%	0.27%	77.8%	0.25%	0.26%	0.29%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.52	0.31	67.7	0.28	0.29	0.32
Allowance to period-end loans	0.90	0.88	2.3	0.88	0.90	0.92
Allowance to nonperforming loans	185.7	324.5	(42.8)	358.7	346.9	312.4

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended September 30				Nine Months Ended September 30
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$372,838	$565,660	$156,305	$1,094,803	$424,143	$482,392	$154,916	$1,061,451
Amortization	(24,820)	(47,838)	(4,917)	(77,575)	(76,125)	(123,839)	(14,647)	(214,611)
Servicing rights originated	—	95,645	—	95,645	—	254,914	—	254,914
Lighthouse Partners client relationships and noncompete agreements	—	—	—	—	—	—	11,119	11,119

Balance, September 30, 2005	$348,018	$613,467	$151,388	$1,112,873	$348,018	$613,467	$151,388	$1,112,873

Balance, beginning of period	$282,196	$720,374	$138,776	$1,141,346	$324,743	$657,604	$140,620	$1,122,967
Amortization	(21,035)	(49,632)	(4,757)	(75,424)	(64,667)	(139,975)	(14,255)	(218,897)
Servicing rights originated	—	118,123	—	118,123	—	361,904	—	361,904
Community Bank of Florida branch acquisition	—	—	—	—	1,085	—	—	1,085
Reclass to trading assets	—	—	—	—	—	—	(1,050)	(1,050)
Purchase of AMA, LLC minority shares	—	—	599	599	—	—	5,072	5,072
Sale/securitization of mortgage servicing rights	—	(64,542)	—	(64,542)	—	(155,210)	—	(155,210)
Issuance of noncompete agreement	—	—	—	—	—	—	4,231	4,231

Balance, September 30, 2006	$261,161	$724,323	$134,618	$1,120,102	$261,161	$724,323	$134,618	$1,120,102

	Three Months Ended
	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
COMMON SHARE ROLLFORWARD
Beginning balance	364,129	363,339	361,984	361,248	362,160
Acquisition and contingent consideration	—	—	203	—	—
Common shares issued/exchanged for employee benefit plans, stock option, performance stock and restricted stock activity	1,379	790	2,687	736	868
Acquisition of treasury stock	(1,640)	—	(1,535)	—	(1,780)

Ending balance	363,868	364,129	363,339	361,984	361,248

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [1]	1,660	29	1,564	18	1,927
Average price per share of repurchased common shares	$76.69	$75.73	$70.82	$73.67	$70.63
Total cost to acquire treasury shares	$125,752	$—	$108,622	$—	$124,990
Maximum number of common shares that may yet be purchased under plans or programs	8,360	10,000	10,000	3,253	3,253

[1]	This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005	September 30 2006	September 30 2005

NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$535,588	$544,002	$531,527	$518,471	$510,774	$1,611,117	$1,468,768
Securities (gains)/losses, net of tax	56,926	(3,632)	(64)	(372)	1,283	53,229	4,808

Net income excluding securities gains and losses	592,514	540,370	531,463	518,099	512,057	1,664,346	1,473,576
The Coca-Cola Company dividend, net of tax	(13,317)	(13,316)	(13,317)	(12,027)	(12,028)	(39,950)	(36,083)

Net income excluding securities (gains)/losses and The Coca-Cola Company dividend	$579,197	$527,054	$518,146	$506,072	$500,029	$1,624,396	$1,437,493

Total average assets	$180,500,921	$180,744,146	$177,618,283	$175,769,140	$169,933,960	$179,631,675	$165,500,517
Average net unrealized securities gains	(1,374,648)	(1,528,041)	(1,612,808)	(1,871,230)	(2,102,257)	(1,504,293)	(1,975,791)

Average assets less net unrealized securities gains	$179,126,273	$179,216,105	$176,005,475	$173,897,910	$167,831,703	$178,127,382	$163,524,726

Total average common shareholders’ equity	$17,558,581	$17,304,451	$17,051,805	$16,875,645	$16,822,919	$17,306,802	$16,408,550
Average accumulated other comprehensive income	(821,317)	(915,885)	(963,683)	(1,126,701)	(1,331,103)	(899,774)	(1,252,121)

Total average realized common shareholders’ equity	$16,737,264	$16,388,566	$16,088,122	$15,748,944	$15,491,816	$16,407,028	$15,156,429

Return on average total assets	1.18%	1.21%	1.21%	1.17%	1.19%	1.20%	1.19%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	0.10	(0.03)	(0.02)	(0.02)	(0.01)	0.02	(0.01)

Return on average total assets less net unrealized securities gains [1]	1.28%	1.18%	1.19%	1.15%	1.18%	1.22%	1.18%

Return on average common shareholders’ equity	12.10%	12.61%	12.64%	12.19%	12.05%	12.45%	11.97%
Impact of excluding net realized and unrealized securities (gains)/ losses and The Coca-Cola Company dividend	1.63	0.29	0.42	0.56	0.76	0.79	0.71

Return on average realized common shareholders’ equity [2]	13.73%	12.90%	13.06%	12.75%	12.81%	13.24%	12.68%

Efficiency ratio [3]	59.30%	58.78%	59.80%	60.20%	58.62%	59.29%	60.02%
Impact of excluding amortization of intangible assets	(1.27)	(1.25)	(1.33)	(1.41)	(1.49)	(1.28)	(1.57)

Tangible efficiency ratio [4]	58.03%	57.53%	58.47%	58.79%	57.13%	58.01%	58.45%

Total shareholders’ equity	$18,589,307	$17,423,920	$17,157,448	$16,887,395	$16,717,750
Goodwill	(6,903,001)	(6,900,222)	(6,897,105)	(6,835,168)	(6,841,631)
Other intangible assets including mortgage servicing rights (“MSRs”)	(1,120,102)	(1,141,346)	(1,123,463)	(1,122,967)	(1,112,873)
Mortgage servicing rights	724,323	720,374	680,837	657,604	613,467

Tangible equity	$11,290,527	$10,102,726	$9,817,717	$9,586,864	$9,376,713

Total assets	$183,104,553	$181,143,444	$178,876,476	$179,712,841	$172,416,096
Goodwill	(6,903,001)	(6,900,222)	(6,897,105)	(6,835,168)	(6,841,631)
Other intangible assets including MSRs	(1,120,102)	(1,141,346)	(1,123,463)	(1,122,967)	(1,112,873)
Mortgage servicing rights	724,323	720,374	680,837	657,604	613,467

Tangible assets	$175,805,773	$173,822,250	$171,536,745	$172,412,310	$165,075,059

Tangible equity to tangible assets [5]	6.42%	5.81%	5.72%	5.56%	5.68%

Noninterest income	$858,931	$875,369	$851,506	$797,923	$832,398	$2,585,806	$2,357,121
Securities (gains)/losses, net	91,816	(5,858)	(104)	(600)	2,069	85,854	7,755
Net gain on sale of RCM assets	—	—	—	—	(3,508)	—	(23,382)
Net gain on sale of Bond Trustee business	(112,759)	—	—	—	—	(112,759)	—

Total noninterest income excluding securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business [6]	$837,988	$869,511	$851,402	$797,323	$830,959	$2,558,901	$2,341,494

Net interest income	$1,151,392	$1,168,743	$1,179,041	$1,187,036	$1,156,661	$3,499,176	$3,391,930
Taxable-equivalent adjustment	22,468	21,283	20,338	20,025	19,081	64,089	55,467

Net interest income - FTE	1,173,860	1,190,026	1,199,379	1,207,061	1,175,742	3,563,265	3,447,397
Noninterest income	858,931	875,369	851,506	797,923	832,398	2,585,806	2,357,121

Total revenue - FTE	2,032,791	2,065,395	2,050,885	2,004,984	2,008,140	6,149,071	5,804,518
Securities (gains)/losses, net	91,816	(5,858)	(104)	(600)	2,069	85,854	7,755
Net gain on sale of RCM assets	—	—	—	—	(3,508)	—	(23,382)
Net gain on sale of Bond Trustee business	(112,759)	—	—	—	—	(112,759)	—

Total revenue - FTE excluding securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business [6]	$2,011,848	$2,059,537	$2,050,781	$2,004,384	$2,006,701	$6,122,166	$5,788,891

	Three Months Ended
	September 30 2006	June 30 2006	% Change	Sequential Annualized % [7]	September 30 2006	September 30 2005	% Change

AVERAGE LOW COST CONSUMER AND COMMERCIAL DEPOSIT RECONCILEMENT

Noninterest-bearing deposits	$22,933,390	$23,857,990	(3.9)%	(15.5)%	$22,933,390	$24,521,452	(6.5)%
NOW accounts	16,596,201	16,811,236	(1.3)	(5.1)	16,596,201	16,853,139	(1.5)
Savings	5,591,162	5,160,986	8.3	33.3	5,591,162	5,865,099	(4.7)

Total average low cost consumer and commercial deposits	$45,120,753	$45,830,212	(1.5)%	(6.2)%	$45,120,753	$47,239,690	(4.5)%

[1]	SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers reflect primarily adjustments to remove the effects of the Company’s securities portfolio which includes the ownership by the Company of 48.3 million shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains.
[2]	The Company also believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to long term holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average realized common shareholders’ equity.
[3]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[4]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
[5]	SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company) it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
[6]	SunTrust presents total noninterest income and total revenue excluding realized securities gains/losses, the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business. The Company believes total noninterest income and total revenue without securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of the net gains are more indicative of normalized operations.
[7]	Multiply percentage change by 4 to calculate sequential annualized change.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005	September 30 2006	September 30 2005
SELECTED NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]

Noninterest expense	$1,205,499	$1,214,093	$1,226,491	$1,206,927	$1,177,071	$3,646,083	$3,483,802
Merger expense	—	—	—	(6,538)	(12,104)	—	(92,104)

Noninterest expense excluding merger expense	$1,205,499	$1,214,093	$1,226,491	$1,200,389	$1,164,967	$3,646,083	$3,391,698

Noninterest expense	$1,205,499	$1,214,093	$1,226,491	$1,206,927	$1,177,071	$3,646,083	$3,483,802
Amortization of intangible assets	(25,792)	(25,885)	(27,245)	(28,192)	(29,737)	(78,922)	(90,772)

Noninterest expense excluding amortization of intangible assets	$1,179,707	$1,188,208	$1,199,246	$1,178,735	$1,147,334	$3,567,161	$3,393,030

Return on average total assets	1.18%	1.21%	1.21%	1.17%	1.19%	1.20%	1.19%
Impact of excluding merger expense	—	—	—	0.01	0.02	—	0.04

Return on average total assets excluding merger expense [2]	1.18%	1.21%	1.21%	1.18%	1.21%	1.20%	1.23%

Return on average common shareholders’ equity	12.10%	12.61%	12.64%	12.19%	12.05%	12.45%	11.97%
Impact of excluding merger expense	—	—	—	0.09	0.17	—	0.46

Return on average common shareholders’ equity excluding merger expense [3]	12.10%	12.61%	12.64%	12.28%	12.22%	12.45%	12.43%

Efficiency ratio [4]	59.30%	58.78%	59.80%	60.20%	58.62%	59.29%	60.02%
Impact of excluding merger expense	—	—	—	(0.33)	(0.61)	—	(1.59)

Efficiency ratio excluding merger expense	59.30	58.78	59.80	59.87	58.01	59.29	58.43
Impact of net gain on sale of RCM assets	—	—	—	—	0.10	—	0.24
Impact of securities gains/(losses), net	(2.56)	0.17	0.01	0.02	(0.06)	(0.83)	(0.08)
Impact of net gain on sale of Bond Trustee business	3.18	—	—	—	—	1.10	—

Efficiency ratio excluding merger expense, net gain on sale of RCM assets, securities gains/(losses) and net gain on sale of Bond Trustee business	59.92%	58.95%	59.81%	59.89%	58.05%	59.56%	58.59%

Tangible efficiency ratio [5]	58.03%	57.53%	58.47%	58.79%	57.13%	58.01%	58.45%
Impact of excluding merger expense	—	—	—	(0.33)	(0.60)	—	(1.59)

Tangible efficiency ratio excluding merger expense	58.03	57.53	58.47	58.46	56.53	58.01	56.86
Impact of net gain on sale of RCM assets	—	—	—	—	0.10	—	0.24
Impact of securities gains/(losses), net	(2.50)	0.16	0.01	0.02	(0.06)	(0.81)	(0.08)
Impact of net gain on sale of Bond Trustee business	3.11	—	—	—	—	1.07	—

Tangible efficiency ratio excluding merger expense, net gain on sale of RCM assets, securities gains/(losses) and net gain on sale of Bond Trustee business	58.64%	57.69%	58.48%	58.48%	56.57%	58.27%	57.02%

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of National Commerce Financial (“NCF”). The Company also presents selected financial data that further excludes the net gain related to the sale of RCM assets and the net gain on the sale of the Bond Trustee business. The Company believes the exclusion of these measures is more reflective of normalized operations. In addition, the Company presents measures that exclude realized securities gains/losses. Management believes it is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.
[2]	Computed by dividing annualized net income excluding merger expense by average total assets.
[3]	Computed by dividing annualized net income excluding merger expense by average common shareholders’ equity.
[4]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[5]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE (UNAUDITED)

	Three Months Ended
	September 30 2006	June 30 2006	Increase/ (Decrease)		Sequential Annualized [3] %	September 30 2006	September 30 2005	Increase/ (Decrease)
			Amount	%				Amount	%
STATEMENTS OF INCOME (Dollars in thousands)
NET INTEREST INCOME	$1,151,392	$1,168,743	($17,351)	(1.5)%	(5.9)%	$1,151,392	$1,156,661	($5,269)	(0.5)%
Provision for loan losses	61,568	51,759	9,809	19.0	75.8	61,568	70,393	(8,825)	(12.5)

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,089,824	1,116,984	(27,160)	(2.4)	(9.7)	1,089,824	1,086,268	3,556	0.3

NONINTEREST INCOME
Service charges on deposit accounts	194,262	191,645	2,617	1.4	5.5	194,262	198,348	(4,086)	(2.1)
Trust and investment management income	173,717	175,811	(2,094)	(1.2)	(4.8)	173,717	168,802	4,915	2.9
Retail investment services	55,544	58,441	(2,897)	(5.0)	(19.8)	55,544	52,257	3,287	6.3
Other charges and fees	113,347	113,948	(601)	(0.5)	(2.1)	113,347	117,341	(3,994)	(3.4)
Investment banking income	47,046	60,481	(13,435)	(22.2)	(88.9)	47,046	53,090	(6,044)	(11.4)
Trading account profits and commissions	20,404	46,182	(25,778)	(55.8)	NM	20,404	41,837	(21,433)	(51.2)
Card fees	64,916	61,941	2,975	4.8	19.2	64,916	52,924	11,992	22.7
Mortgage production related income	50,336	56,579	(6,243)	(11.0)	(44.1)	50,336	65,833	(15,497)	(23.5)
Mortgage servicing related income	36,633	31,401	5,232	16.7	66.6	36,633	5,242	31,391	NM
Other noninterest income	81,783	73,082	8,701	11.9	47.6	81,783	75,285	6,498	8.6

Noninterest income before net securities gains/(losses), net gain on sale of RCM assets and net gain on sale of Bond Trustee business [1]	837,988	869,511	(31,523)	(3.6)	(14.5)	837,988	830,959	7,029	0.8
Net gain on sale of RCM assets	—	—	—	—	—	—	3,508	(3,508)	(100.0)
Net gain on sale of Bond Trustee business	112,759	—	112,759	100.0	NM	112,759	—	112,759	100.0

Noninterest income before net securities gains/(losses) [1]	950,747	869,511	81,236	9.3	37.4	950,747	834,467	116,280	13.9
Securities gains/(losses), net	(91,816)	5,858	(97,674)	NM	NM	(91,816)	(2,069)	(89,747)	NM

Total noninterest income	858,931	875,369	(16,438)	(1.9)	(7.5)	858,931	832,398	26,533	3.2

NONINTEREST EXPENSE
Employee compensation and benefits	674,322	689,073	(14,751)	(2.1)	(8.6)	674,322	632,333	41,989	6.6
Net occupancy expense	85,613	81,710	3,903	4.8	19.1	85,613	79,519	6,094	7.7
Outside processing and software	98,699	98,447	252	0.3	1.0	98,699	92,952	5,747	6.2
Equipment expense	50,249	48,107	2,142	4.5	17.8	50,249	50,083	166	0.3
Marketing and customer development	35,932	49,378	(13,446)	(27.2)	NM	35,932	38,651	(2,719)	(7.0)
Other noninterest expense	234,892	221,493	13,399	6.0	24.2	234,892	216,020	18,872	8.7

Noninterest expense before Affordable Housing impairment charge, amortization of intangible assets and merger expense [2]	1,179,707	1,188,208	(8,501)	(0.7)	(2.9)	1,179,707	1,109,558	70,149	6.3
Impairment charge on Affordable Housing Properties	—	—	—	—	—	—	25,672	(25,672)	(100.0)
Amortization of intangible assets	25,792	25,885	(93)	(0.4)	(1.4)	25,792	29,737	(3,945)	(13.3)
Merger expense	—	—	—	—	—	—	12,104	(12,104)	(100.0)

Total noninterest expense	1,205,499	1,214,093	(8,594)	(0.7)	(2.8)	1,205,499	1,177,071	28,428	2.4

INCOME BEFORE INCOME TAXES	743,256	778,260	(35,004)	(4.5)	(18.0)	743,256	741,595	1,661	0.2
Provision for income taxes	207,668	234,258	(26,590)	(11.4)	(45.4)	207,668	230,821	(23,153)	(10.0)

NET INCOME	535,588	544,002	(8,414)	(1.5)	(6.2)	535,588	510,774	24,814	4.9
Merger expense, net of tax	—	—	—	—	—	—	7,505	(7,505)	(100.0)

NET INCOME EXCLUDING MERGER EXPENSE [1]	535,588	544,002	(8,414)	(1.5)	(6.2)	535,588	518,279	17,309	3.3
Net gain on sale of RCM assets, net of tax	—	—	—	—	—	—	(2,175)	2,175	(100.0)
Net securities (gains)/losses, net of tax	56,926	(3,632)	60,558	NM	NM	56,926	1,283	55,643	NM
Net gain on sale of Bond Trustee business, net of tax	(69,911)	—	(69,911)	(100.0)	NM	(69,911)	—	(69,911)	(100.0)

NET INCOME EXCLUDING MERGER EXPENSE, NET GAIN ON SALE OF RCM ASSETS, SECURITIES (GAINS)/LOSSES AND NET GAIN ON SALE OF BOND TRUSTEE BUSINESS [1]	$522,603	$540,370	($17,767)	(3.3)%	(13.2)%	$522,603	$517,387	$5,216	1.0%

REVENUE (Dollars in thousands)
Net interest income	$1,151,392	$1,168,743	($17,351)	(1.5)%	(5.9)%	$1,151,392	$1,156,661	($5,269)	(0.5)%
Taxable-equivalent adjustment	22,468	21,283	1,185	5.6	22.3	22,468	19,081	3,387	17.8

Net interest income - FTE	1,173,860	1,190,026	(16,166)	(1.4)	(5.4)	1,173,860	1,175,742	(1,882)	(0.2)
Noninterest income	858,931	875,369	(16,438)	(1.9)	(7.5)	858,931	832,398	26,533	3.2

Total revenue - FTE	2,032,791	2,065,395	(32,604)	(1.6)	(6.3)	2,032,791	2,008,140	24,651	1.2
Net securities (gains)/losses	91,816	(5,858)	97,674	NM	NM	91,816	2,069	89,747	NM
Net gain on sale of RCM assets	—	—	—	—	—	—	(3,508)	3,508	(100.0)
Net gain on sale of Bond Trustee business	(112,759)	—	(112,759)	(100.0)	NM	(112,759)	—	(112,759)	(100.0)

Total revenue - FTE excluding securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business	$2,011,848	$2,059,537	($47,689)	(2.3)%	(9.3)%	$2,011,848	$2,006,701	$5,147	0.3%

SELECTED AVERAGE BALANCES (Dollars in millions)
Average loans
Commercial - FTE	$34,307	$33,993	$314	0.9%	3.7%	$34,307	$32,602	$1,705	5.2%
Real estate home equity lines	13,626	13,517	109	0.8	3.2	13,626	12,648	978	7.7
Real estate construction	12,806	12,181	625	5.1	20.5	12,806	9,516	3,290	34.6
Real estate 1-4 family	33,876	34,348	(472)	(1.4)	(5.5)	33,876	28,250	5,626	19.9
Real estate commercial	12,808	12,841	(33)	(0.3)	(1.0)	12,808	12,872	(64)	(0.5)
Business credit card	324	307	17	5.5	22.1	324	223	101	45.3
Consumer - direct	4,207	4,251	(44)	(1.0)	(4.1)	4,207	5,173	(966)	(18.7)
Consumer - indirect	8,339	8,386	(47)	(0.6)	(2.2)	8,339	9,180	(841)	(9.2)
Nonaccrual and restructured	449	321	128	39.9	NM	449	354	95	26.8

Total loans	$120,742	$120,145	$597	0.5%	2.0%	$120,742	$110,818	$9,924	9.0%

Average deposits
Noninterest bearing deposits	$22,934	$23,858	($924)	(3.9)%	(15.5)%	$22,934	$24,522	($1,588)	(6.5)%
NOW accounts	16,596	16,811	(215)	(1.3)	(5.1)	16,596	16,853	(257)	(1.5)
Money market accounts	24,267	25,091	(824)	(3.3)	(13.1)	24,267	26,300	(2,033)	(7.7)
Savings	5,591	5,161	430	8.3	33.3	5,591	5,865	(274)	(4.7)
Consumer and other time	28,255	26,251	2,004	7.6	30.5	28,255	20,536	7,719	37.6

Total consumer and commercial deposits	97,643	97,172	471	0.5	1.9	97,643	94,076	3,567	3.8
Brokered and foreign deposits	27,958	27,194	764	2.8	11.2	27,958	17,969	9,989	55.6

Total deposits	$125,601	$124,366	$1,235	1.0%	4.0%	$125,601	$112,045	$13,556	12.1%

SELECTED CREDIT DATA (Dollars in thousands)
Nonaccrual loans	$556,489	$298,970	$257,519	86.1%	NM %	$556,489	$307,788	$248,701	80.8%
Restructured loans	28,934	28,292	642	2.3	9.1	28,934	21,876	7,058	32.3

Total nonperforming loans	585,423	327,262	258,161	78.9	NM	585,423	329,664	255,759	77.6
Other real estate owned (OREO)	41,690	35,576	6,114	17.2	68.7	41,690	26,013	15,677	60.3
Other repossessed assets	6,670	6,953	(283)	(4.1)	(16.3)	6,670	7,060	(390)	(5.5)

Total nonperforming assets	$633,783	$369,791	$263,992	71.4%	NM %	$633,783	$362,737	$271,046	74.7%

Allowance for loan and lease losses	$1,087,316	$1,061,862	$25,454	2.4%	9.6%	$1,087,316	$1,029,855	$57,461	5.6%

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents noninterest income before securities gains/(losses). The Company believes noninterest income before securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of these gains provides better comparability and is more indicative of normalized operations.
[2]	The Company presents noninterest expense before an impairment charge on Affordable Housing Properties, amortization of intangible assets and merger expense. The Company believes the exclusion of these measures provides better comparability and is more reflective of normalized operations.
[3]	Multiply percentage change by 4 to calculate sequential annualized change. Any sequential annualized change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE, continued (UNAUDITED)

	Nine Months Ended
	September 30 2006	September 30 2005	Increase/(Decrease)
			Amount	%[1]
STATEMENTS OF INCOME (Dollars in thousands)

NET INTEREST INCOME	$3,499,176	$3,391,930	$107,246	3.2%
Provision for loan losses	146,730	128,760	17,970	14.0

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,352,446	3,263,170	89,276	2.7

NONINTEREST INCOME
Service charges on deposit accounts	572,092	575,727	(3,635)	(0.6)
Trust and investment management income	517,617	500,820	16,797	3.4
Retail investment services	168,974	160,024	8,950	5.6
Other charges and fees	339,677	340,974	(1,297)	(0.4)
Investment banking income	159,342	156,803	2,539	1.6
Trading account profits and commissions	103,461	117,702	(14,241)	(12.1)
Card fees	183,460	153,091	30,369	19.8
Mortgage production related income	169,952	110,068	59,884	54.4
Mortgage servicing related income	112,744	28,337	84,407	NM
Other noninterest income	231,582	197,948	33,634	17.0

Noninterest income before net securities gains/(losses), net gain on sale of RCM assets and net gain on sale of Bond Trustee business [2]	2,558,901	2,341,494	217,407	9.3
Gain on sale of RCM assets, net of related expenses	—	23,382	(23,382)	(100.0)
Gain on sale of Bond Trustee business, net of related expenses	112,759	—	112,759	100.0

Noninterest income before net securities gains/(losses) [2]	2,671,660	2,364,876	306,784	13.0
Securities gains/(losses), net	(85,854)	(7,755)	(78,099)	NM

Total noninterest income	2,585,806	2,357,121	228,685	9.7

NONINTEREST EXPENSE
Employee compensation and benefits	2,068,360	1,890,410	177,950	9.4
Net occupancy expense	248,367	228,853	19,514	8.5
Outside processing and software	292,038	265,082	26,956	10.2
Equipment expense	147,804	154,544	(6,740)	(4.4)
Marketing and customer development	127,956	106,578	21,378	20.1
Other noninterest expense	682,636	629,787	52,849	8.4

Noninterest expense before Affordable Housing impairment charge, amortization of intangible assets and merger expense [3]	3,567,161	3,275,254	291,907	8.9
Impairment charge on Affordable Housing Properties	—	25,672	(25,672)	(100.0)
Amortization of intangible assets	78,922	90,772	(11,850)	(13.1)
Merger expense	—	92,104	(92,104)	(100.0)

Total noninterest expense	3,646,083	3,483,802	162,281	4.7

INCOME BEFORE INCOME TAXES	2,292,169	2,136,489	155,680	7.3
Provision for income taxes	681,052	667,721	13,331	2.0

NET INCOME	1,611,117	1,468,768	142,349	9.7
Merger expense, net of tax	—	57,105	(57,105)	(100.0)

NET INCOME EXCLUDING MERGER EXPENSE [2]	1,611,117	1,525,873	85,244	5.6
Net gain on sale of RCM assets, net of tax	—	(14,497)	14,497	(100.0)
Net securities (gains)/losses, net of tax	53,229	4,808	48,421	NM
Net gain on sale of Bond Trustee business, net of tax	(69,911)	—	(69,911)	(100.0)

NET INCOME EXCLUDING MERGER EXPENSE, NET GAIN ON SALE SALE OF RCM ASSETS, NET SECURITIES (GAINS)/LOSSES AND GAIN ON SALE OF BOND TRUSTEE BUSINESS [2]	$1,594,435	$1,516,184	$78,251	5.2%

REVENUE (Dollars in thousands)
Net interest income	$3,499,176	$3,391,930	$107,246	3.2%
Taxable-equivalent adjustment	64,089	55,467	8,622	15.5

Net interest income - FTE	3,563,265	3,447,397	115,868	3.4
Noninterest income	2,585,806	2,357,121	228,685	9.7

Total revenue - FTE	6,149,071	5,804,518	344,553	5.9
Net securities (gains)/losses	85,854	7,755	78,099	NM
Net gain on sale of RCM assets	—	(23,382)	23,382	(100.0)
Net gain on sale of Bond Trustee business	(112,759)	—	(112,759)	(100.0)

Total revenue - FTE excluding net securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business	$6,122,166	$5,788,891	$333,275	5.8%

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial - FTE	$33,793	$32,803	$990	3.0%
Real estate home equity lines	13,512	12,123	1,389	11.5
Real estate construction	12,041	9,444	2,597	27.5
Real estate 1-4 family	33,246	25,988	7,258	27.9
Real estate commercial	12,810	11,553	1,257	10.9
Business credit card	303	212	91	42.9
Consumer - direct	4,577	5,776	(1,199)	(20.8)
Consumer - indirect	8,425	8,811	(386)	(4.4)
Nonaccrual and restructured	359	318	41	12.9

Total loans	$119,066	$107,028	$12,038	11.2%

Average deposits
Noninterest bearing deposits	$23,560	$24,188	($628)	(2.6)%
NOW accounts	16,801	17,282	(481)	(2.8)
Money market accounts	24,990	25,519	(529)	(2.1)
Savings	5,349	6,605	(1,256)	(19.0)
Consumer and other time	26,011	19,120	6,891	36.0

Total consumer and commercial deposits	96,711	92,714	3,997	4.3
Brokered and foreign deposits	26,614	15,718	10,896	69.3

Total deposits	$123,325	$108,432	$14,893	13.7%

[1]	Any change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.
[2]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents noninterest income before securities gains/(losses). The Company believes noninterest income before securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of these gains provides better comparability and is more indicative of normalized operations.
[3]	The Company presents noninterest expense before an impairment charge on Affordable Housing Properties, amortization of intangible assets and merger expense. The Company believes the exclusion of these measures provides better comparability and is more reflective of normalized operations.

PRELIMINARY DATA

Retail Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2006	September 30 2005	% Change	September 30 2006	September 30 2005	% Change
Statement of Income

Net interest income	$589,126	$555,021	6.1%	$1,788,093	$1,614,641	10.7%
FTE adjustment	33	22	50.0	75	58	29.3

Net interest income - FTE	589,159	555,043	6.1	1,788,168	1,614,699	10.7
Provision for loan losses[1]	26,452	36,446	(27.4)	65,041	98,682	(34.1)

Net interest income after provision for loan losses - FTE	562,707	518,597	8.5	1,723,127	1,516,017	13.7

Noninterest income before securities gains/(losses)	271,024	264,125	2.6	795,912	758,451	4.9
Securities gains/(losses), net	—	1	(100.0)	—	(5)	(100.0)

Total noninterest income	271,024	264,126	2.6	795,912	758,446	4.9

Noninterest expense before amortization of intangible assets	514,336	487,528	5.5	1,534,716	1,435,159	6.9
Amortization of intangible assets	21,023	24,806	(15.3)	64,631	76,111	(15.1)

Total noninterest expense	535,359	512,334	4.5	1,599,347	1,511,270	5.8

Income before provision for income taxes	298,372	270,389	10.3	919,692	763,193	20.5
Provision for income taxes	108,689	100,652	8.0	336,626	285,100	18.1
FTE adjustment	33	22	50.0	75	58	29.3

Net income	$189,650	$169,715	11.7	$582,991	$478,035	22.0

Total revenue - FTE	$860,183	$819,169	5.0	$2,584,080	$2,373,145	8.9

Average Balance Sheet

Total loans	$30,832,237	$30,846,377	—%	$30,837,233	$30,122,112	2.4%
Goodwill	4,900,363	4,893,689	0.1	4,890,150	4,886,583	0.1
Other intangible assets excluding MSRs	269,763	361,137	(25.3)	291,282	385,176	(24.4)
Total assets	37,246,940	37,168,837	0.2	37,890,083	36,444,314	4.0
Total deposits	69,659,995	65,861,216	5.8	68,814,272	64,832,867	6.1

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	62.24%	62.54%		61.89%	63.68%
Impact of excluding cost of intangible assets	(6.13)	(7.06)		(6.13)	(7.56)

Tangible efficiency ratio	56.11	55.48		55.76	56.12

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Commercial Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2006	September 30 2005	% Change	September 30 2006	September 30 2005	% Change
Statement of Income

Net interest income	$226,862	$219,475	3.4%	$677,877	$635,644	6.6%
FTE adjustment	10,546	9,748	8.2	30,701	28,203	8.9

Net interest income - FTE	237,408	229,223	3.6	708,578	663,847	6.7
Provision for loan losses[1]	1,649	15,479	(89.3)	7,208	18,302	(60.6)

Net interest income after provision for loan losses - FTE	235,759	213,744	10.3	701,370	645,545	8.6

Noninterest income before securities gains/(losses)	65,858	67,522	(2.5)	202,625	185,865	9.0
Securities gains/(losses), net	—	—	—	—	—	—

Total noninterest income	65,858	67,522	(2.5)	202,625	185,865	9.0

Noninterest expense before amortization of intangible assets	156,314	163,623	(4.5)	473,186	455,785	3.8
Amortization of intangible assets	—	—	—	—	—	—

Total noninterest expense	156,314	163,623	(4.5)	473,186	455,785	3.8

Income before provision for income taxes	145,303	117,643	23.5	430,809	375,625	14.7
Provision for income taxes	26,066	17,470	49.2	74,765	65,283	14.5
FTE adjustment	10,546	9,748	8.2	30,701	28,203	8.9

Net income	$108,691	$90,425	20.2	$325,343	$282,139	15.3

Total revenue - FTE	$303,266	$296,745	2.2	$911,203	$849,712	7.2

Average Balance Sheet

Total loans	$32,888,329	$30,978,110	6.2%	$32,378,414	$30,683,468	5.5%
Goodwill	1,264,845	1,266,522	(0.1)	1,263,698	1,265,380	(0.1)
Other intangible assets excluding MSR’s	—	—	—	—	—	—
Total assets	35,327,349	33,246,681	6.3	34,789,535	32,889,049	5.8
Total deposits	13,583,271	13,195,123	2.9	13,638,181	13,274,384	2.7

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	51.54%	55.14%		51.93%	53.64%
Impact of excluding cost of intangible assets	(2.24)	(2.55)		(2.24)	(2.65)

Tangible efficiency ratio	49.30	52.59		49.69	50.99

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Corporate and Investment Banking Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2006	September 30 2005	% Change[3]	September 30 2006	September 30 2005	% Change[3]
Statement of Income
Net interest income	$45,645	$62,031	(26.4)%	$158,096	$176,850	(10.6)%
FTE adjustment	7,962	5,530	44.0	21,849	15,790	38.4

Net interest income - FTE	53,607	67,561	(20.7)	179,945	192,640	(6.6)
Provision for loan losses[1]	5,784	17,977	(67.8)	4,954	17,256	(71.3)

Net interest income after provision for loan losses - FTE	47,823	49,584	(3.6)	174,991	175,384	(0.2)

Noninterest income before securities gains/(losses)	145,574	170,188	(14.5)	463,383	499,674	(7.3)
Securities gains/(losses), net	(360)	(50)	NM	(360)	246	NM

Total noninterest income	145,214	170,138	(14.6)	463,023	499,920	(7.4)

Noninterest expense before amortization of intangible assets	108,498	118,037	(8.1)	338,880	344,497	(1.6)
Amortization of intangible assets	122	122	—	366	399	(8.3)

Total noninterest expense	108,620	118,159	(8.1)	339,246	344,896	(1.6)

Income before provision for income taxes	84,417	101,563	(16.9)	298,768	330,408	(9.6)
Provision for income taxes	23,727	32,913	(27.9)	90,169	109,262	(17.5)
FTE adjustment	7,962	5,530	44.0	21,849	15,790	38.4

Net income	$52,728	$63,120	(16.5)	$186,750	$205,356	(9.1)

Total revenue - FTE	$198,821	$237,699	(16.4)	$642,968	$692,560	(7.2)

Measures excluding impact of RCM divestiture[4]
Net interest income - FTE				$179,945	$192,640	(6.6)%
RCM divestiture				—	(1,703)	(100.0)

Net interest income - FTE excluding RCM divestiture				$179,945	$190,937	(5.8)

Total noninterest income				$463,023	$499,920	(7.4)
RCM divestiture				—	(30,007)	(100.0)

Total noninterest income excluding RCM divestiture				$463,023	$469,913	(1.5)

Total revenue - FTE				$642,968	$692,560	(7.2)
RCM divestiture				—	(31,710)	(100.0)

Total revenue - FTE excluding RCM divestiture				$642,968	$660,850	(2.7)

Net income				$186,750	$205,356	(9.1)
RCM divestiture				—	(15,737)	(100.0)

Net income excluding RCM divestiture				$186,750	$189,619	(1.5)

Average Balance Sheet

Total loans	$16,793,321	$15,959,944	5.2%	$16,464,698	$14,930,922	10.3%
Goodwill	147,595	147,606	—	147,578	147,639	—
Other intangible assets excluding MSRs	1,525	3,063	(50.2)	1,988	3,380	(41.2)
Total assets	24,162,242	21,695,289	11.4	23,793,117	20,607,067	15.5
Total deposits	2,903,134	3,134,817	(7.4)	3,200,312	3,179,474	0.7

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	54.63%	49.71%		52.76%	49.80%
Impact of excluding cost of intangible assets	(0.50)	(0.41)		(0.45)	(0.43)

Tangible efficiency ratio	54.13	49.30		52.31	49.37

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[4]	SunTrust presents net interest income-FTE, total revenue-FTE, and net income excluding the RCM divestiture. The Company believes these measures without the impact of the RCM divestiture are more indicative of normalized operations.

PRELIMINARY DATA

Mortgage Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2006	September 30 2005	% Change	September 30 2006	September 30 2005	% Change
Statement of Income
Net interest income	$155,827	$139,565	11.7%	$453,618	$395,944	14.6%
FTE adjustment	—	—	—	—	—	—

Net interest income - FTE	155,827	139,565	11.7	453,618	395,944	14.6
Provision for loan losses[1]	735	2,928	(74.9)	5,735	6,810	(15.8)

Net interest income after provision for loan losses - FTE	155,092	136,637	13.5	447,883	389,134	15.1

Noninterest income before securities gains/(losses)	98,169	83,224	18.0	318,837	178,178	78.9
Securities gains/(losses), net	—	—	—	—	1,076	(100.0)

Total noninterest income	98,169	83,224	18.0	318,837	179,254	77.9

Noninterest expense before amortization of intangible assets	152,748	135,613	12.6	445,037	371,270	19.9
Amortization of intangible assets	763	867	(12.0)	2,290	2,600	(11.9)

Total noninterest expense	153,511	136,480	12.5	447,327	373,870	19.6

Income before provision for income taxes	99,750	83,381	19.6	319,393	194,518	64.2
Provision for income taxes	34,308	28,842	19.0	110,906	65,937	68.2
FTE adjustment	—	—	—	—	—	—

Net income	$65,442	$54,539	20.0	$208,487	$128,581	62.1

Total revenue - FTE	$253,996	$222,789	14.0	$772,455	$575,198	34.3

Average Balance Sheet

Total loans	$31,619,820	$24,862,321	27.2%	$30,863,051	$23,290,779	32.5%
Goodwill	275,705	248,929	10.8	267,291	247,676	7.9
Other intangible assets excluding MSRs	5,800	9,007	(35.6)	6,557	9,867	(33.5)
Total assets	42,798,284	34,094,174	25.5	41,165,266	31,211,916	31.9
Total deposits	1,998,843	1,937,403	3.2	1,764,025	1,612,769	9.4

Shareholders’ equity is not allocated at this time[2]

Performance Ratios
Efficiency ratio	60.44%	61.26%		57.91%	65.00%
Impact of excluding cost of intangible assets	(1.02)	(1.18)		(0.95)	(1.45)

Tangible efficiency ratio	59.42	60.08		56.96	63.55

Other Information
Production Data
Channel mix
Retail	$6,045,632	$6,540,569	(7.6)%	$17,792,947	$16,376,728	8.6%
Wholesale	4,617,185	4,210,478	9.7	13,826,092	9,756,542	41.7
Correspondent	3,074,636	3,941,552	(22.0)	8,699,546	8,413,531	3.4

Total production	$13,737,453	$14,692,599	(6.5)	$40,318,585	$34,546,801	16.7

Channel mix - percent
Retail	44%	44%		44%	48%
Wholesale	34	29		34	28
Correspondent	22	27		22	24

Total production	100	100		100	100

Purchase and refinance mix
Refinance	$4,737,623	$5,953,942	(20.4)	$14,162,396	$13,578,550	4.3
Purchase	8,999,830	8,738,657	3.0	26,156,189	20,968,251	24.7

Total production	$13,737,453	$14,692,599	(6.5)	$40,318,585	$34,546,801	16.7

Purchase and refinance mix - percent
Refinance	34%	41%		35%	39%
Purchase	66	59		65	61

Total production	100	100		100	100

Applications	$21,541,643	$21,013,044	2.5	$63,908,537	$54,290,698	17.7

Mortgage Servicing Data (End of Period)
Total loans serviced	$124,795,178	$97,377,709	28.2%
Total loans serviced for others	83,079,809	64,541,967	28.7
Net carrying value of MSRs	724,640	613,314	18.2
Ratio of net carrying value of MSRs to total loans serviced for others	0.872%	0.950%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Wealth and Investment Management Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2006	September 30 2005	% Change[3]	September 30 2006	September 30 2005	% Change
Statement of Income
Net interest income	$92,358	$87,631	5.4%	$276,337	$247,758	11.5%
FTE adjustment	19	16	18.8	53	48	10.4

Net interest income - FTE	92,377	87,647	5.4	276,390	247,806	11.5
Provision for loan losses[1]	736	1,885	(61.0)	1,679	3,038	(44.7)

Net interest income after provision for loan losses - FTE	91,641	85,762	6.9	274,711	244,768	12.2

Noninterest income before securities gains/(losses)	355,348	237,373	49.7	845,992	703,849	20.2
Securities gains/(losses), net	(1)	(30)	(96.7)	(53)	(191)	(72.3)

Total noninterest income	355,347	237,343	49.7	845,939	703,658	20.2

Noninterest expense before amortization of intangible assets	255,504	234,793	8.8	765,008	706,879	8.2
Amortization of intangible assets	3,662	3,719	(1.5)	10,968	10,990	(0.2)

Total noninterest expense	259,166	238,512	8.7	775,976	717,869	8.1

Income before provision for income taxes	187,822	84,593	NM	344,674	230,557	49.5
Provision for income taxes	69,940	31,555	NM	128,165	85,807	49.4
FTE adjustment	19	16	18.8	53	48	10.4

Net income	$117,863	$53,022	NM	$216,456	$144,702	49.6

Total revenue - FTE	$447,724	$324,990	37.8	$1,122,329	$951,464	18.0

Measures excluding net gain on sale of Bond Trustee business[4]
Total noninterest income	$355,347	$237,343	49.7%	$845,939	$703,658	20.2%
Net gain on sale of Bond Trustee business	(112,759)	—	(100.0)	(112,759)	—	(100.0)
Total noninterest income excluding net gain on sale of Bond Trustee business	$242,588	$237,343	2.2	$733,180	$703,658	4.2

Total revenue - FTE	$447,724	$324,990	37.8	$1,122,329	$951,464	18.0
Net gain on sale of Bond Trustee business	(112,759)	—	(100.0)	(112,759)	—	(100.0)

Total revenue - FTE excluding net gain on sale of Bond Trustee business	$334,965	$324,990	3.1	$1,009,570	$951,464	6.1

Net income	$117,863	$53,022	NM	$216,456	$144,702	49.6
Net gain on sale of Bond Trustee business, net of tax	(69,911)	—	(100.0)	(69,911)	—	(100.0)

Net income excluding net gain on sale of Bond Trustee business	$47,952	$53,022	(9.6)	$146,545	$144,702	1.3

Average Balance Sheet
Total loans	$8,128,016	$7,896,089	2.9%	$8,113,524	$7,718,582	5.1%
Goodwill	306,873	303,452	1.1	303,473	301,868	0.5
Other intangible assets excluding MSRs	124,030	135,459	(8.4)	123,429	135,987	(9.2)
Total assets	8,948,786	8,661,792	3.3	8,902,517	8,469,582	5.1
Total deposits	9,534,090	9,653,985	(1.2)	9,285,272	9,544,679	(2.7)
Shareholders’ equity is not allocated at this time[2]

Performance Ratios
Efficiency ratio	57.89%	73.39%		69.14%	75.45%
Impact of excluding cost of intangible assets	(1.42)	(2.23)		(1.81)	(2.33)

Tangible efficiency ratio	56.47	71.16		67.33	73.12

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$138,572,125	$133,600,000	3.7
Non-managed assets	53,231,004	48,700,000	9.3

Total assets under administration	191,803,129	182,300,000	5.2

Brokerage assets	36,662,000	30,100,000	21.8
Corporate trust assets	10,014,000	25,400,000	(60.6)

Total assets under advisement	$238,479,129	$237,800,000	0.3

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[4]	SunTrust presents total noninterest income, total revenue, and net income excluding the net gain on the sale of the Bond Trustee business. The Company believes total noninterest income, total revenue, and net income without the sale of the Bond Trustee business is more indicative of normalized operations.

PRELIMINARY DATA

Corporate Other and Treasury

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2006	September 30 2005	% Change[2]	September 30 2006	September 30 2005	% Change[2]
Statement of Income

Net interest income	$41,574	$92,938	(55.3)%	$145,155	$321,093	(54.8)%
FTE adjustment	3,908	3,765	3.8	11,411	11,368	0.4

Net interest income - FTE	45,482	96,703	(53.0)	156,566	332,461	(52.9)
Provision for loan losses[1]	26,212	(4,322)	NM	62,113	(15,328)	NM

Net interest income after provision for loan losses - FTE	19,270	101,025	(80.9)	94,453	347,789	(72.8)

Noninterest income before securities gains/(losses)	14,774	12,035	22.8	44,911	38,859	15.6
Securities gains/(losses), net	(91,455)	(1,990)	NM	(85,441)	(8,881)	NM

Total noninterest income	(76,681)	10,045	NM	(40,530)	29,978	NM

Noninterest expense before amortization of intangible assets	(7,693)	7,740	NM	10,334	79,440	(87.0)
Amortization of intangible assets	222	223	(0.4)	667	672	(0.7)

Total noninterest expense	(7,471)	7,963	NM	11,001	80,112	(86.3)

Income/(loss) before provision for income taxes	(49,940)	103,107	NM	42,922	297,655	(85.6)
Provision/(benefits) for income taxes	(55,062)	19,389	NM	(59,579)	56,332	NM
FTE adjustment	3,908	3,765	3.8	11,411	11,368	0.4

Net income	$1,214	$79,953	(98.5)	$91,090	$229,955	(60.4)

Total revenue - FTE	($31,199)	$106,748	NM	$116,036	$362,439	(68.0)

Measures excluding securities gains/(losses), net[3]

Total revenue - FTE	($31,199)	$106,748	NM %	$116,036	$362,439	(68.0)%
Securities (gains)/losses, net	91,455	1,990	NM	85,441	8,881	NM

Total revenue - FTE excluding net securities (gains)/losses	$60,256	$108,738	(44.6)	$201,477	$371,320	(45.7)

Net income	$1,214	$79,953	(98.5)	$91,090	$229,955	(60.4)
Securities (gains)/losses, net of tax	56,702	1,234	NM	52,973	5,506	NM

Net income excluding net securities (gains)/losses	$57,916	$81,187	(28.7)	$144,063	$235,461	(38.8)

Average Balance Sheet

Total loans	$480,256	$275,597	74.3%	$409,056	$282,307	44.9%
Securities available for sale	23,841,440	25,824,207	(7.7)	24,685,776	26,646,438	(7.4)
Goodwill	6,853	4,352	57.5	7,611	9,151	(16.8)
Other intangible assets excluding MSRs	5,623	6,516	(13.7)	5,845	6,737	(13.2)
Total assets	32,017,320	35,067,187	(8.7)	33,091,157	35,878,589	(7.8)
Total deposits (mainly brokered and foreign)	27,921,482	18,262,385	52.9	26,622,523	15,987,455	66.5

Other Information

Duration of investment portfolio	3.0%	2.7%

Net interest income interest rate sensitivity:
% Change in net interest income under:
Gradual 100 bp increase in rates over next 12 months	(0.2)%	(0.1)%
Gradual 100 bp decrease in rates over next 12 months	1.0%	0.7%

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]	SunTrust presents total revenue and net income excluding realized securities gains/losses. The Company believes total revenue and net income without the securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.

PRELIMINARY DATA

Consolidated - Segment Totals

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2006	September 30 2005	% Change[1]	September 30 2006	September 30 2005	% Change[1]
Statement of Income

Net interest income	$1,151,392	$1,156,661	(0.5)%	$3,499,176	$3,391,930	3.2%
FTE adjustment	22,468	19,081	17.8	64,089	55,467	15.5

Net interest income - FTE	1,173,860	1,175,742	(0.2)	3,563,265	3,447,397	3.4
Provision for loan losses	61,568	70,393	(12.5)	146,730	128,760	14.0

Net interest income after provision for loan losses - FTE	1,112,292	1,105,349	0.6	3,416,535	3,318,637	2.9

Noninterest income before securities gains/(losses)	950,747	834,467	13.9	2,671,660	2,364,876	13.0
Securities gains/(losses), net	(91,816)	(2,069)	NM	(85,854)	(7,755)	NM

Total noninterest income	858,931	832,398	3.2	2,585,806	2,357,121	9.7

Noninterest expense before amortization of intangible assets	1,179,707	1,147,334	2.8	3,567,161	3,393,030	5.1
Amortization of intangible assets	25,792	29,737	(13.3)	78,922	90,772	(13.1)

Total noninterest expense	1,205,499	1,177,071	2.4	3,646,083	3,483,802	4.7

Income before provision for income taxes	765,724	760,676	0.7	2,356,258	2,191,956	7.5
Provision for income taxes	207,668	230,821	(10.0)	681,052	667,721	2.0
FTE adjustment	22,468	19,081	17.8	64,089	55,467	15.5

Net income	$535,588	$510,774	4.9	$1,611,117	$1,468,768	9.7

Total revenue - FTE	$2,032,791	$2,008,140	1.2	$6,149,071	$5,804,518	5.9

Average Balance Sheet

Total loans	$120,741,979	$110,818,438	9.0%	$119,065,976	$107,028,170	11.2%
Non-earning assets
Goodwill	6,902,234	6,864,550	0.5	6,879,801	6,858,297	0.3
Other intangible assets excluding MSRs	406,741	515,182	(21.0)	429,101	541,147	(20.7)
Total assets	180,500,921	169,933,960	6.2	179,631,675	165,500,517	8.5
Total deposits	125,600,815	112,044,929	12.1	123,324,585	108,431,628	13.7

Performance Ratios

Efficiency ratio	59.30%	58.62%		59.29%	60.02%
Impact of excluding cost of intangible assets	(1.27)	(1.49)		(1.28)	(1.57)

Tangible efficiency ratio	58.03	57.13		58.01	58.45

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.